U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 25, 2006
                                ----------------

                            BEICANG IRON & STEEL INC.
                            -------------------------
        (Exact name of small business issuer as specified in its charter)

                              ALPHA SPACECOM, INC.
                              --------------------
                                  (Former Name)

          Nevada                       0-13628                   13-3183646
          ------                       -------                   ----------
State or other jurisdiction     Commission File Number     (IRS Employer ID No.)
    of  incorporation)

                              8/F Beicang Building
                               76 Jianshebei Road
                          Taiyuan City, Shanxi Province
                       People's Republic of China 030013
                       ---------------------------------
                    (Address of principal executive offices)

                                    Room 710
                                Zhou Ji Building
                                No. 16 Ande Road
                               Dongcheng District
                              Beijing, 100011 China
                              ---------------------
                                (Former Address)

                                 86-351-465-6232
                                 ---------------
                           (Issuer's Telephone Number)

Item 2.01  Completion of Acquisition or Disposition of Assets

     Effective October 25, 2006, we successfully consummated a merger with East Glory Investments Group, Ltd. ("EGIG"), located in the People's Republic of China.

     On April 8, 2006, Alpha Spacecom Inc. entered into a Merger Agreement with EGIG, Inc., a Cayman Islands corporation, in order to facilitate the acquisition of EGIG. The acquisition was accomplished through a merger of the parties into one company, with us remaining as the surviving corporation. Pursuant to the Merger Agreement, we amended our existing Articles of Incorporation to increase the number of authorized common shares to 1,000,000,000, par value $0.001 per share. We then acquired all of EGIG's issued and outstanding shares of common stock in consideration for 899,196,930 "restricted" shares of our Common Stock. As a result, there are now 999,066,260 shares of our Common Stock issued and outstanding. As part of the Merger, we also changed our corporate name to "Beicang Iron & Steel Inc."

     As a result of the closing of the Merger, the former stockholder of EGIG beneficially owns approximately 90% of our issued and outstanding Common Stock.


                             DESCRIPTION OF BUSINESS

History
-------

     EGIG was incorporated under the laws of the Cayman Islands on July 26, 2005, and holds all of the issued and outstanding share capital of Trinity Link Holdings Ltd. ("Trinity Link"), which was incorporated under the laws of the British Virgin Islands on August 18, 2005. Trinity Link in turn holds all of the issued and outstanding share capital of Bestlink, which was incorporated under the laws of the People's Republic of China on December 30, 2005. Neither EGIG, Trinity Link or Bestlink have carried on any substantive operations of their own, except that Bestlink has entered into certain exclusive agreements with Pinglu County Changhong Ferroalloy Co. Ltd. ("PL"), Fanshi County Xinyu Iron Resources Co. Ltd. ("FS") and other relevant parties.

     PL was incorporated under the laws of the People's Republic of China on March 3, 2003; FS was incorporated under the laws of the People's Republic of China on January 17, 2004. PL and FS are both limited liability companies.

     The majority of the paid-in capital of both PL and FS was funded by the shareholders of EGIG. On January 5, 2006, Bestlink entered into exclusive agreements with both PL and FS and their shareholders. PL and FS hold the licenses and approvals necessary to operate the iron ore refinery businesses in China. Pursuant to these agreements, Bestlink provides exclusive management, consulting and other general business operation services to PL and FS in return for a services fee which is equal to 95% of PL and FS's revenue, less their operational cost and fees. In addition, PL and FS's shareholders have pledged their equity interests in PL and FS to Bestlink, irrevocably granted Bestlink an exclusive option to purchase, to the extent permitted under PRC law, all or part of the controlling equity interests in PL and FS, and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Bestlink. Through these contractual arrangements, EGIG, through Bestlink, has the ability to substantially influence PL and FS's daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

     As a result of these contractual arrangements, which obligates EGIG, through Bestlink, to absorb a majority of the risk of loss from PL and FS's activities and enable EGIG, through Bestlink, to receive a majority of its expected residual returns, EGIG accounts for PL and FS as its variable interest entities ("VIE") under FASB Interpretation No. 46R ("FIN 46R"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51," because the equity investors in PL and FS do not have the characteristics of a controlling financial interest and EGIG should be considered the primary beneficiary of PL and FS. Accordingly, EGIG consolidates PL and FS's results of operations, assets and liabilities.

     PL's annual production capacity amounts to 40,000 tons of ferrochromium, while annual revenue amounts to RMB250 million (approximately $31 million US). For a detailed description of EGIG's results of operations, see "EGIG'S MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION," below.

     Located in Pinglu County and Fanshi County, respectively, in the southern and northern part of Shanxi Province of China, PL and FS engage in the refinery of iron ores. PL produces ferrochromium alloy, whereas FS produces pelletized iron that is used in steel manufacturing. Customers of PL and FS include major steel manufacturers in China.

     The largest customer of PL is Taiyuan Iron and Steel (Group) Co., Ltd. ("TISCO"), which is currently the largest stainless steel producer in China, and remains to be in the top eight stainless steel producer in the world. PL has a long-term relationship with TISCO and has been considered by TISCO as one of its strategic partners. In addition, as TISCO is also located within Shanxi, the proximity to the major highway has given PL a big advantage.

     In addition to TISCO, PL also sells its products to customers in Shanghai, Zhejiang, Shangdong, Hebei and Henan provinces.

     FS has also entered into a 5-year sales contract with Changchi Enterprise, which in turn sells to Linfen. Changchi has agreed to purchase a minimum of 300,000 tons of acid pellets produced by FS annually, representing 75% or more of FS's current annual capacity of 400,000 tons. FS also has sales agreements with other large-scale steel manufacturers in China, including Handan Iron & Steel Group Co. Ltd. in Hebei province, Changzhi Iron & Steel (Group) Co. Ltd. in Shanxi Province, Qingdao Iron & Steel Plant and Tianjin Steel Plant.

     China witnessed a slight shortage of acid pellets in 2006 due to the shortage of supply from international markets and strong demand within China. This is also expected to be the market situation for the coming 5 years if China maintains its economic growth at a modest rate.

     Major raw materials used by PL include chromium, silica, coke powder, iron oxide, etc. The major supplies come from chromium mines in Tibet, India, Pakistan, Turkey and the Philippines. PL maintains long-term relationship with import agents, which provides for the continuous and steady supply of raw materials.

     The raw material for the production of acid pellets is fine ore. FS's largest supplier is Changchi Enterprise (Group) Ltd. (a related company owned by Mr. Hou Beicang). Changchi Enterprise leases from New Linfen Steel & Iron Co. Ltd (a major state-owned steel manufacturer, hereinafter referred as "Linfen") a 5-year mining right over 2 iron mines with an aggregate reserve of 20 million tons of 25%-36% iron ores that has an average annual output of 2 million tons. In addition, Changchi Enterprise also operates three ore dressing plants with an aggregate annual output of 300,000 ton 64.5% fine ore.

Competition
-----------

     The following table presents the principal competitors to the business of FS.

      Name of major
        competitors        Main Products   Market Situation      Market Share
-------------------------  -------------  ------------------  ------------------
Fanshi Huamao Acid          Acid Pellet   Supplying minor     Lower than 1.5% of
Pellet Factory                            factories           total requirement
                                                              of Linfen Steel

Jiujia Acid Pellet Factor   Acid Pellet   Self-consumption    Around 5% of total
of Fanshi Jiujia Iron and                                     requirement of
Steel Company                                                 Linfen Steel

Shougang Miyun Iron         Mine Powder   Supply Linfen Steel 5% of total
Ore Factory                                                   requirement of
                                                              Linfen Steel

     Linfen Steel self-produced acid pellet amount to 50% of its total requirement, and the amount FS supplied amounts to 45%.

Employees
---------

     As of the date of this report, we have 375 employees. Bestlink employs thirteen persons, including Wang Junsheng as Director and General Manager, Ren Yaoting as Director and General Manager and Mr. Hou Beicang as President of Bestlink.

     PL has 158 employees, 150 of which are workers and 8 managers. Mr. Ren Yaoting devotes his time to the business of PL in accordance with the Operation and Service Agreement between the two companies. FS has 204 employees, including 197 workers and 7 managers. Mr. Wang Junsheng is employed by Bestlink and devotes his time to the business of FS in accordance with the Operation and Service Agreement between the two companies. Management believes that its relationship with its employees is satisfactory.

Government Regulations
----------------------

     The operations of both PL and FS are subject to significant governmental regulation. Management believes that both PL and FS are in full compliance with all governmental regulations applicable to the respective business operations of each entity.

                                  RISK FACTORS

     The actual results of the combined company may differ materially from those anticipated in these forward-looking statements. We operate in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond our control. Additional risks and uncertainties not presently known to us, or that are not currently believed to be important to you, if they materialize, also may adversely affect us.

Risks Relating to Our Operations
--------------------------------

     We are currently party to certain  litigation  where a negative  finding by
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the relevant Court could  invalidate the Merger.
------------------------------------------------

     As of the date of this report, we have successfully defended all claims and obtained favorable rulings from the respective Courts. However, if the Plaintiffs in these cases are ultimately successful, the Courts may impose a range of remedies under equitable (fairness) theories. At the present time we do not know what relief might be imposed in that event, but it could include voiding the actions taken at the shareholder meeting of June 15, 2005 and as a result thereof, the Merger may be voidable. Our new management is aware of the existence of these lawsuits and elected to proceed with the Merger despite the existence of these matters. See "LEGAL PROCEEDINGS," below.


     We may require  future  financing to proceed with our business  activities.
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There can be no assurance that  financing will be available on terms  beneficial
--------------------------------------------------------------------------------
to us, or at all.
-----------------

     We anticipate that future funding will most likely be in the form of debt and/or private equity financing. The number of shares of our Common Stock outstanding does not take into account any such future financing and, accordingly, our stockholders may be subject to additional and substantial dilution as a result of such financing.

     We anticipate that we will need funds in order to further our efforts to execute our business plan. These funds will be used to purchase new equipment, as well as general working capital.

     If  we  raise  additional   capital  by  selling  equity  or  equity-linked
securities, these securities would dilute the ownership percentage of our existing stockholders. Also, these securities could have rights, preferences or privileges senior to those of our Common Stock. Similarly, if we raise additional capital by borrowing or issuing debt securities, the terms of such debt financing could restrict us in terms of how we operate our business, which could also affect the value of our Common Stock.

     We may not be able to raise capital on reasonable terms or at all.

     Our  current  principal  stockholder  has  significant  influence  over our
     ---------------------------------------------------------------------------
operations.
-----------

     Our principal stockholder, who is also our sole officer and director as of the date of this report, beneficially owns 90% of our outstanding voting stock. As a result, he possesses significant influence over our affairs and he has the ability, among other things, to elect all members of our Board of Directors and to approve significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company.

     There  is an  uncertainty  relating  to  the  enforcement  of US  laws  and
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judgments against a foreign company.
------------------------------------

     Our principal place of business is located in the People's Republic of China (the "PRC" or "China"), our management is located in the PRC and a substantial portion of our assets and assets of those persons are located outside the United States. As a result, it may be difficult for you to initiate a lawsuit in the United States against us or these non-U.S. residents, or to enforce any judgment obtained in the United States against us or any of these persons. In addition, there is doubt as to the enforceability of:

     o liabilities predicated on U.S. federal securities laws determined in original actions in the PRC; and

     o judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal securities laws in the courts of the PRC.

     Moreover, no treaty exists between the United States and the PRC for the reciprocal enforcement of foreign court judgments. Consequently, you may be prevented from pursuing remedies under U.S. federal securities laws against us or our management.

     We have agreements in place for the purchase of raw materials. In the event
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of a breach of these agreements by the entities providing such raw materials, it
--------------------------------------------------------------------------------
may be  difficult  to replace the  sources of raw  materials.
-------------------------------------------------------------

     FS produces acid pellet that is used in blast furnaces that manufacture carbon steel. FS is party to sales and supply contracts with "Shanxi Changchi Enterprises Co., Ltd." ("Changchi") and Shanxi Linfen Iron and Steel Group Company has an agreement with Changchi that provides for Changchi to operate the mine and ore dressing plant. Changchi has agreed to guarantee the supply of raw materials to FS for the next five years. If, for any reason, Changchi's fails to perform, then FS will need to purchase its raw materials from other resources. These raw materials purchased may be of higher price, which will subsequently lead to a higher production cost.

     Part of the chromium ore, raw material of PL's production, will be imported from abroad. At present, PL has several long-term cooperation import agents, and believes it has a good relationship with the oversea suppliers of multi-channels. Therefore, the purchase of raw materials can be guaranteed. If the importation of raw materials cannot be guaranteed by reason of war or other reasons, the scope of production will be affected and results of operations will be negatively impacted.

     We are reliant upon certain  principal  purchasers  of our acid pellets and
     ---------------------------------------------------------------------------
the loss of such  customers  will  have a  negative  impact  on our  results  of
--------------------------------------------------------------------------------
operations.
-----------

     The  products of FS mainly  supply  Shanxi  Linfen  Iron and Steel  Company
("Linfen") pursuant to a 5-year agreement with Shanxi Changchi as the distributor. The acid pellets supplied by FS to Linfen represented approximately 75% of the total sale of FS's acid pellets during our fiscal year ended December 31, 2005. If Linfen cuts or terminates this relationship for any reason, including its bankruptcy, closure, termination of its business, or termination of the supply relationship among Changchi, FS and Linfen, then FS will have to look for other customers, and consequently the sale and transportation cost may increase dramatically. If this occurs, our results of operations will be negatively impacted.

     The market for PL's products is, comparatively speaking, in multi-channels. However, the clients are mainly large sized enterprises or commercial companies, and PL is in a comparatively inferior position in price and other transaction term negotiations. Additionally, if the market competition power of PL decreases, its products may be largely overstocked.

     FS and PL are dependent upon a continuous supply of large amounts of energy
     ---------------------------------------------------------------------------
and a loss of power  will have a  negative  impact on our  profitability.
-------------------------------------------------------------------------

     Large amounts of power is consumed during FS's production procedure. Currently, the energy supply is adequate to meet FS's needs. However, if the energy supply becomes limited for any reason, the production of FS will be influenced negatively, which will have a negative impact on our result of operations.

     The manufacture of ferroalloy belongs to a highly power-consumption industry, and PL has no autonomous power plant and is mainly supplied by a local power network. PL has a long term cooperation agreement with Power Bureau of Yuncheng City, where PL is located, which provides power to PL by special cables that are not effected by normal power cuts. If, in the future, this contract cooperation relationship is affected for any reason, the production of PL will decrease, and have a negative impact on our results of operations.

     The present company  organizational  structure may affect our collection of
     ---------------------------------------------------------------------------
profits and our actual power of control.
----------------------------------------

     Nearly 95% of the profits generated by FS and PL are delivered to us through contracts between us and Shanxi Bestlink Management Consulting Co. Ltd. ("Bestlink"). If FS and PL fail to perform pursuant to the terms of these contracts, Bestlink will have to achieve the profits through other methods including litigation. If this occurs, the risk of realization of profits will be increased. The existing relationship is not as effective as a share-controlling relationship in exercising the actual power of control over the operations of FS and PL by us.

     Our actual business is mainly concentrated in China. Our business is maintained through a list of professional intermediary agencies entrusted by us that includes law firms and accountant firms. If, for any reason, the aforementioned professional intermediary agencies fail to submit necessary documents required by the supervision authorities, or fail to fulfill other requirement of maintenance, then our business may be accordingly threatened.

     Certain  agreements  to which we are a party and which are  material to our
     ---------------------------------------------------------------------------
operations  lack various legal  protections  that are  customarily  contained in
--------------------------------------------------------------------------------
similar  contracts  prepared in the United States.  This could result in adverse
--------------------------------------------------------------------------------
consequences to our business  operations in the future.
-------------------------------------------------------

     Our operations are based in the PRC. Our operating subsidiaries are Chinese companies and all of our business and operations are conducted in China. We are a party to certain material contracts, including supply contracts, purchase contracts and the lease for our principal offices and manufacturing facility. While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain provisions which are customarily contained in similar contracts prepared in the U.S., such as representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults, and termination and jurisdictional clauses. Because our material contracts omit these types of clauses, notwithstanding the differences in Chinese and U.S. laws, we may not have the same legal protections as we would if the contracts contained these additional provisions. We anticipate that contracts we enter into in the future will likewise omit these types of legal protections. While we have not been subject to any adverse consequences as a result of the omission of these types of clauses, and we consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, we cannot provide assurances that future events will not occur which could have been avoided if the contracts were prepared in conformity with U.S. standards, or what the impact, if any, of these hypothetical future events could have on our Company.

     We are materially reliant on revenues from our operations in the PRC. There
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are significant  risks  associated with doing business in the PRC that may cause
--------------------------------------------------------------------------------
you to lose your entire  investment  in our  Company.
-----------------------------------------------------

     While our goal is to both expand our operations to countries outside the PRC, in the foreseeable future our growth and success will remain tied to our existing operations in the PRC. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on our financial condition that could result in a significant loss of revenues and liquidity in future periods.

     We cannot assure you that the current  Chinese  policies of economic reform
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will continue. Because of this uncertainty, there are significant economic risks
--------------------------------------------------------------------------------
associated  with doing  business in China.
------------------------------------------

     Although the majority of productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. In keeping with these economic reform policies, the PRC has been openly promoting business development in order to bring more business into the PRC. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

     o the Chinese government will continue its pursuit of economic reform policies;

     o    the economic policies, even if pursued, will be successful;

     o    economic policies will not be significantly altered from time to time;
          and

     o business operations in China will not become subject to the risk of nationalization.

     Even if the Chinese government continues its policies of economic reform, we may be unable to take advantage of these opportunities in a fashion that will provide financial benefit to our Company. Our inability to sustain our operations in China at current levels could result in a significant reduction in our revenues that would result in escalating losses and liquidity concerns.

     China's economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. There can be no assurance that such growth will not continue to decrease or that any slow down will not have a negative effect on our business. The Chinese economy is also experiencing deflation which may continue in the future. We cannot assure you that we will be able to capitalize on these economic reforms, assuming the reforms continue. Given our material reliance on our operations in the PRC, any failure on our part to continue to take advantage of the growth in the Chinese economy will have a material adverse effect on our results of operations and liquidity in future periods.

     Changes in environmental  laws and regulations or their  interpretation  or
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implementation,  or unanticipated  environmental effects from operations,  could
--------------------------------------------------------------------------------
require  us to incur new or  increased  costs.
----------------------------------------------

     Our operations are subject to extensive PRC environmental laws and regulations relating to air and water quality, waste management and public health and safety. To comply with these laws and regulations, we incur significant costs associated with our production facilities, production process and the installation of pollution control equipment. We are also subject to pollutant discharge fees for the discharge or emission of various substances, including sulfur dioxide and wastewater. We must undergo inspections by relevant PRC environmental authorities and maintain various environmental permits. Management cannot provide assures that any environmental laws or regulations adopted in the future will not materially increase operating and other expenses. Costs to comply with environmental laws and regulations may increase significantly if the PRC government adopts stricter environmental requirements such as tightening pollutant discharge limits, increasing pollutant discharge fees, imposing more extensive pollution control requirements, implementing more stringent licensing mechanisms and increasing the number of regulated substances. FS has already submitted applications for necessary environmental approval. Simultaneously, we have been appraised by one environmental intermediary agency which has been admitted by the government, and have obtained the preliminary positive appraisal. The environmental protection license of FS is still in the process of approval, which is expected to be granted soon. However, if the license cannot be granted for any reason, the current production will likely be terminated. PL has already obtained the environmental protection. If the government cancels such license in annual review or through other administrative actions, then the continuous operation of PL will be threatened.

     There is a risk of loss of preferential  treatment in term of tax and other
     ---------------------------------------------------------------------------
policies.
---------

     Taiyuan Iron and Steel Company, the parent company of Linfen, a major client of FS, is recognized and supported by the government as the stainless steel development base. Such a policy is conducive to the expansion of FS in term of market environment. If the policies for Taiyuan Iron and Steel Company are altered for any reason, the enlarged production capacity of FS may not find enough demand, which will have a negative impact on the results of operations of FS, which will then negatively impact us.

     We are subject to risks  associated with the conversion of Chinese RMB into
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U.S.  dollars.
--------------

     We generate revenue and incur expenses and liabilities in both Chinese Renminbi (RMB) and U.S. dollars. Since 1994, the official exchange rate for the conversion of Chinese RMB to U.S. dollars has generally been stable and the Chinese RMB has appreciated slightly against the U.S. dollar. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. Our results of operations and financial condition may be affected by changes in the value of Chinese RMB and other currencies in which our earnings and obligations are denominated. Recently, the Chinese government raised 2% of Chinese RBM against the US dollar by floating Chinese RMB with a basket of foreign currencies. We cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that we could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on the exchange rate of Chinese RMB converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

     We have not voluntarily  implemented various corporate governance measures,
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in the  absence of which,  stockholders  may have  reduced  protections  against
--------------------------------------------------------------------------------
interested  director  transactions,  conflicts of interest and other matters.
-----------------------------------------------------------------------------

     We are not subject to any law, rule or regulation requiring that we adopt any of the corporate governance measures that are required by the rules of national securities exchanges or Nasdaq such as independent directors and audit committees. It is possible that if we were to adopt some or all of the corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

     We may be exposed to potential risks relating to our internal controls over
     ---------------------------------------------------------------------------
financial  reporting and our ability to have those  controls  attested to by our
--------------------------------------------------------------------------------
independent  auditors.
----------------------

     As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We were not subject to these requirements for the fiscal year ended December 31, 2005. We are evaluating our internal control systems in order to allow our management to report on, and our independent auditors to attest to, our internal controls as a required part of our annual report on Form 10-KSB beginning with our reports for the fiscal year ended December 31, 2006.

     While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors.

     In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

     We need to raise  additional  capital  to expand  operations.  If we cannot
     ---------------------------------------------------------------------------
raise sufficient  capital,  our ability to implement our business strategies and
--------------------------------------------------------------------------------
continue  to expand  will be at risk.
-------------------------------------

     Management intends to expand our current operations by acquisitions and technical improvement projects that could be delayed or adversely affected by numerous factors, including failure to obtain necessary regulatory approvals or sufficient funding, technical difficulties and manpower or other resources. We do not presently have sufficient working capital to fund the additional acquisitions and upgrade manufacturing facilities and technologies, and we will need to raise additional working capital to accomplish these objectives. Based upon management's preliminary estimates, we will require capital and other expenditures of approximately USD $25 million. We do not presently have any external sources of capital and will in all likelihood raise the capital in a debt or equity offering in the near future. In addition, the cost of these projects may exceed our planned investment budget. As a consequence of project delays, cost overruns, changes in market circumstances or other factors, the intended economic benefits from these capital expenditures projects may not materialize and could adversely affect our financial condition and results of operations. We may not be able to obtain sufficient funding for capital expenditures and other funding requirements, which could limit our ability to develop and expand our businesses. To fund ongoing operations and future growth, we need sufficient internal sources of liquidity or access to additional financing from external sources. Our ability to obtain external financing in the future and the related financing cost is subject to a variety of uncertainties, including:

     o obtaining PRC Government approvals necessary to raise financing in the domestic or international markets;

     o    our future results of operations, financial condition and cash flows;

     o    the condition of the global and domestic financial markets; and

     o changes in the monetary policy of the PRC Government with respect to bank interest rates and lending practices.

     If adequate funding is not available, our ability to develop our business could be adversely affected.

     If we raise the necessary capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our Company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our Common Stock. There can be no assurance that acceptable financing to fund this project can be obtained on suitable terms, if at all. Our ability to continue to implement our growth strategy could suffer if we are unable to raise the additional funds on acceptable terms that will have the effect of adversely affecting our ongoing operations and limiting our ability to increase our revenues in the future.

     Our business and  operations are cyclical and volatile.
     -------------------------------------------------------

     The international market price of iron ore has been increasing. The world market price of iron ore in early 2006 has increased approximately 20% over the price at the end of 2005. These fluctuations in the global market strengthen FS's market competing position. However, if the iron ore market price declines dramatically for any reasons, our market competitive position will be materially impacted adversely.

     The market price of the raw materials required by PL always fluctuates greatly, and the price of our products will fluctuate in the same direction. However, the price fluctuation of products will commence far behind the one of raw materials, which situation will lead to uncertain profit levels of PL. If the prices of raw materials increase dramatically and sales of PL's products fail to increase accordingly, operational capital pressure will be brought to PL.

     We may not be adequately insured against certain operational risks inherent
     ---------------------------------------------------------------------------
to our  business.
-----------------

     We face many operational risks in connection with our businesses, including but not limited to environmental or industrial accidents and catastrophic events such as fires, earthquakes, explosions, floods, mine collapse or other natural disasters. We may lack adequate insurance coverage for these operational risks or at all. In addition, consistent with industry practice in the PRC, we do not maintain business interruption insurance or third party liability insurance against claims for property damage, personal injury and environmental liabilities. The occurrence of any of these events may result in the interruption of our operations and subject us to significant losses or liabilities. In the event we incur substantial losses or liabilities and our insurance is unavailable or inadequate to cover such losses or liabilities, our business, financial condition and results of operations could be materially adversely affected.

     We do not have significant financial reporting  experience,  which may lead
     ---------------------------------------------------------------------------
to delays in filing required reports with the SEC and suspension of quotation of
--------------------------------------------------------------------------------
our  securities on the OTCBB,  which
------------------------------------
will make it more difficult for you to sell your securities.
------------------------------------------------------------

     The Over-the-Counter Bulletin Board ("OTCBB") limits quotations to securities of issuers that are current in their reports filed with the SEC. These limitations may be impediments to our quotation on the OTCBB. Because we do not have significant financial reporting experience, we may experience delays in filing required reports with the SEC following the Merger. Because issuers whose securities are qualified for quotation on the OTCBB are required to file these reports with the SEC a timely manner, the failure to do so may result in a suspension of trading or delisting from the OTCBB.

     Our articles of incorporation  include provisions to the effect that we may
     ---------------------------------------------------------------------------
indemnify any director, officer, or employee. In addition,  provisions of Nevada
--------------------------------------------------------------------------------
law provide for such indemnification.
-------------------------------------

     Any indemnification of directors, officer, or employees, could result in substantial expenditures being made by our Company in covering any liability of such persons or in indemnifying them. If we are required to incur expenditures as a result of indemnification of our directors, officers or employees for any reason, our net income will decrease as a result of increased expenses.

     We  could  fail  to  attract  or  retain  key  personnel,  which  could  be
     ---------------------------------------------------------------------------
detrimental  to our  operations.
--------------------------------

     Following the merger, our success will largely depend on the efforts and abilities of Hou Beicang. The loss of the services of Hou Beicang could materially harm our business because of the cost and time necessary to find his successor. Such a loss would also divert remaining management's attention away from operational issues. We do not presently maintain key-man life insurance policies on our officers. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

     We may not be able to manage our growth effectively,  which could adversely
     ---------------------------------------------------------------------------
affect our  operations  and  financial  performance.
----------------------------------------------------

     The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Significant rapid growth could strain our internal resources, and other problems that could adversely affect our financial performance. We expect that our efforts to grow will place a significant strain on our personnel, management systems, infrastructure and other resources in the immediate future. Our ability to manage future growth effectively will also require us to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our operational, financial and management controls and procedures. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

     Being a public  company will  increase  administrative  costs,  which could
     ---------------------------------------------------------------------------
result in lower net  income,  and make it more  difficult  for us to attract and
--------------------------------------------------------------------------------
retain  key  personnel.
-----------------------

     As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies. We expect that these new rules and regulations will increase our legal and financial compliance costs and make some activities more time consuming. These new rules and regulations could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our Board of Directors, particularly to serve on our audit committee.

     We  face  increasing  competition  from  both  domestic  and  international
     ---------------------------------------------------------------------------
ferroalloy and acid pellet producers.
-------------------------------------

     Our major competitors are large PRC-based producers in same business. Some of our domestic competitors may have certain advantages over us, including greater financial, technical and raw materials resources, greater economies of scale, broader name recognition and more established relationships in certain markets. Increased competition may force us to lower prices, lead to a decrease in our sales and ultimately may have a material adverse impact on our business, financial position and results of operations.

     The PRC's entry into the World Trade Organization ("WTO") may result in increased foreign competition in the PRC, including an increased number of alliances between foreign companies and domestic competitors, and revisions to regulations designed to protect domestic enterprises. For example, competition may intensify as a result of significant reductions in import tariffs following WTO accession. Such increased foreign competition could adversely impact our financial condition and results of operations.


Risks Related to Our Common Stock
---------------------------------

     Our  Common  Stock  may be  affected  by  limited  trading  volume  and may
     ---------------------------------------------------------------------------
fluctuate  significantly,  which may  affect our  shareholders'  ability to sell
--------------------------------------------------------------------------------
shares of our  Common  Stock.
-----------------------------

     There has been a limited public market for our Common Stock and there can be no assurance that a more active trading market for our Common Stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our Common Stock in short time periods, or possibly at all. Our Common Stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our Common Stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our Common Stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact shareholders' ability to sell shares of our Common Stock.

     Our Common Stock could be  considered a "penny  stock" and may be difficult
     ---------------------------------------------------------------------------
to sell.
--------

     Our Common Stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on the NASDAQ Stock Market, or even if so quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2,000,000, if in business longer than three continuous years, or with average revenues of less than $6,000,000 for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

     Additionally, Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

     Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to:

          (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;

          (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

          (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and

          (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

     There is no assurance of an established public trading market,  which would
     ---------------------------------------------------------------------------
adversely  affect the ability of investors in Alpha to sell their  securities in
--------------------------------------------------------------------------------
the  public  market.
--------------------

     Even though our shares of Common Stock are expected to continue to be quoted on the OTCBB, we cannot predict the extent to which a trading market will develop or how liquid that market might become. In addition, most common shares outstanding after the Merger, including the shares issued to our principal stockholders, will be "restricted securities" within the meaning of Rule 144 promulgated by the SEC, and will therefore be subject to certain limitations on the ability of holders to resell such shares. Accordingly, holders of our Common Stock may be required to retain their shares for an indefinite period of time.

     The OTCBB is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock
Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of Common Stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our Common Stock will be influenced by a number of factors, including:

     o the issuance of new equity securities pursuant to the Merger, or a future offering;
     o    changes in interest rates;
     o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
     o    variations in quarterly operating results;
     o    change in financial estimates by securities analysts;
     o    the depth and liquidity of the market for Alpha's Common Stock;
     o investor perceptions of EGIG and of the iron ore refinery business generally; and

     o    general economic and other national conditions.

     The authorization and issuance of Preferred Stock may prevent or discourage
     ---------------------------------------------------------------------------
a change in our management.
---------------------------

     Our amended Articles of Incorporation will authorize the Board of Directors to issue up to 50,000,000 shares of Preferred Stock without stockholder approval. Such shares will have terms, conditions, rights, preferences and designations as the Board may determine. The rights of the holders of our Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a person from acquiring a majority of our outstanding Common Stock.

     It may be difficult for a third party to acquire us, and this could depress
     ---------------------------------------------------------------------------
our stock price.
----------------

     Nevada corporate law includes provisions that could delay, defer or prevent a change in control of our Company or our management. These provisions could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our Common Stock. For example:

          (i) without prior stockholder approval, the Board of Directors has the authority to issue one or more classes of Preferred Stock with rights senior to those of Common Stock and to determine the rights, privileges and preferences of that Preferred Stock;

          (ii) there is no cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and

          (iii) stockholders cannot call a special meeting of stockholders.


                 MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following discussion and analysis of the results of operations and financial condition for the three and six months ended June 30, 2006 and 2005 and the fiscal years ended December 31, 2005 and 2004 should be read in conjunction with our financial statements and the notes to those financial statements that are included hereinbelow. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this report. We use words such as "anticipated," "estimated", " plan," "project", "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," and similar expressions to identify forward-looking statements.

Overview
--------

     Beicang Iron & Steel Inc., formerly, Alpha Spacecom, Inc., and Tridon Enterprises, Inc. ("we, "us," "our," or the "Company"), was incorporated in the State of Colorado in 1983 under the name "Turco Computer Systems, Inc." In June 2005, we engaged in a merger with Alpha Spacecom, Inc., a Nevada corporation, in order to effectuate a reincorporation into the State of Nevada.

     On December 10, 2001, pursuant to a Share Exchange Agreement, we acquired (the "Acquisition") from Alpha Sky Investment Limited ("ASI") all of the equity interests in both Accuhigh Investments Limited, a British Virgin Islands company, and Tidy Sum Investments Limited, a British Virgin Islands company, in exchange for 10,000,000 shares of our convertible preferred stock, which shares of convertible preferred stock were convertible into 900,000,000 shares of our Common Stock. For accounting purposes, this acquisition was treated as a recapitalization of ASI with ASI as the acquirer.

     From December 10, 2001 we were a development stage company with very limited operations. Our objective was to develop a Ka band communication satellite system (the "Alphacom System") that would provide broadband telecommunications services to China and neighboring Asia Pacific countries. The Alphacom System would have provided a wide bandwidth, high data, low cost, and high efficiency broadcast and communications SPPV platform. We planned to achieve this objective by negotiating agreements with providers of satellites and through our in-house research and development. However, as a result of lack of operating capital, we ceased these operations and began a search to acquire a new business opportunity in order to provide liquidity for our shareholders.

     Relevant thereto, on April 8, 2006, we executed a Merger Agreement (the "Merger Agreement") with East Glory Investments Group Limited, a Cayman Islands corporation ("EGIG") that has its principal place of business located at 8/F, Beicang Building, No.76 Jianshebei Road, Taiyuan City, Shanxi Province, People's Republic of China. This Merger was successfully consummated on October 25, 2006. We issued an aggregate of 899,196,930 shares of our Common Stock (representing 90% of all shares outstanding after this Merger) in exchange for all of the issued and outstanding securities of EGIG.

     EGIG was incorporated under the laws of the Cayman Islands on July 26, 2005, and holds all of the issued and outstanding share capital of Trinity Link Holdings Ltd. ("Trinity Link"), which was incorporated under the laws of the British Virgin Islands on August 18, 2005. Trinity Link in turn holds all of the issued and outstanding share capital of Shanxi Bestlink Management Consulting Co. Ltd. ("Bestlink"), which was incorporated under the laws of the People's Republic of China on December 30, 2005. Neither EGIG, Trinity Link or Bestlink have carried on any substantive operations of their own, except that Bestlink has entered into agreements with Pinglu County Changhong Ferroalloy Co. Ltd. ("PL") and Fanshi County Xinyu Iron Resources Co. Ltd. ("FS"), which are located in the southern and northern part of Shanxi Province of China, respectively.

     PL and FS engage in the refinery of iron ores. PL produces ferrochromium alloy, whereas FS produces palletized iron that is used in steel manufacturing. Customers include major steel manufacturers in China. The balance of the discussion included below is presented as if EGIG is, in fact, PL and FS.

     We own two 6,300 KVA ore furnaces and lease one 12,500KVA ore furnace to produce ferrochromium alloy in our PL factory. We use chromium mines imported from Tibet, India, Pakistan, Turkey and the Philippines, chromium, silica, coke powder and oxide etc. to produce ferrochromium alloy. Our annual production capacity amounts to 40,000 tons of ferrochromium, while our annual revenue amounts to RMB236 million (US$29 million).

     The FS factory occupies a total area of 6.76 hectors (around 16.7 acres), consisting of one 10m(2) shaft furnace with an annual capacity of 400,000 tons of acid pellets. The raw material for the production of acid pellets is fine ore. FS's largest supplier is Taiyuan Changchi Enterprise (Group) Limited ("Changchi Enterprise," a related company owned by Mr. Hou Beicang). Changchi Enterprise leases from New Linfen Steel & Iron Co. Ltd (a major state-owned steel manufacturer, hereinafter referred as "Linfen") a 5-year 25%-36% iron ores that has an average annual output of 2 million tons. In addition, Changchi Enterprise also operates three ore dressing plants with an aggregate annual output of 300,000 tons 64.5% fine ore.

     We, under the name of FS, have entered into a 5-year sales contract with Changchi Enterprise, which in turn sells to Linfen. Changchi had agreed to purchase a minimum of 300,000 tons of acid pellets produced by us annually, representing 75% or more of our current annual capacity of 400,000 tons. We also have sales agreements with other large-scale steel manufacturers in China, including Handan Iron & Steel Group Co. Ltd. in Hebei province, Changzhi Iron & Steel (Group) Co. Ltd. in Shanxi Province, Qingdao Iron & Steel Plant and Tianjin Steel Plant.

     As the current metal market is very active and the demand for our high quality metal products is much larger than supply, our strategy is to maximize our production with irreplaceable high quality, using our huge and efficient production facilities. We will construct a second shaft furnace in FS to increase our acid pellet production capacity in the near future.

Quarterly Results May Fluctuate
-------------------------------

     Our raw materials (iron ores) and finished goods (ferrochromium alloy and acid pellets) are subject to significant market price fluctuations. Due to short-term variations, our quarterly results will fluctuate, perhaps significantly.

Critical Accounting Polities and Estimates
------------------------------------------

     Our management's discussion and analysis of our financial condition or plan of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other resources. Actual results may differ from these estimates under different assumptions or conditions.

     While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements appearing at the end of this report, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our reported financial results.

     Accounts receivable. Accounts receivable consist primarily of trade receivables arising from sales of goods. Accounts receivable are recognized and carried at original invoiced amount less an allowance for any uncollectible accounts. Management reviews and adjusts this allowance periodically based on historical experience, current economic climate as well as its evaluation of the collectibility of outstanding accounts. We evaluate the credit risks of our customers utilizing historical data and estimates of future performance.

     Inventories. We value inventory at the lower of cost or market, using the first-in, first-out basis method, and regularly review the book value of stock keeping units to determine if these items are properly valued. If the market value of the product is less than cost, management will write down the inventory to the estimated net realizable value. Management regularly evaluates the composition of its inventory to identify slow-moving and obsolete inventories to determine if additional write-downs are required. This valuation requires significant judgment from management as to the future selling prices of its inventory based on management's best estimates. Should the future prices of our inventories drop significantly when actual sales materialize, it would have a significant impact on the company's results of operations and the valuation of its inventory, resulting in a charge to income in the period such determination is made.

     Property, plant and equipment. Property, plant and equipment are recorded at cost less accumulated depreciation and amortization and impairment losses. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of property, plant and equipment are capitalized. These capitalized costs may include structural improvements, equipments and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

     Depreciation or amortization for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows: 10 years for plant and machinery; 20 years for building; 10 years for leasehold improvements; 10 years for office equipment; 10 years for motor vehicles.

     Impairment of long-lived assets. We account for impairments of property, plant and equipment and amortizable intangible assets in accordance with SFAS NO. 144, Accounting for Impairment of Long-Lived Assets to be Disposed Of, which requires us to evaluate a long-lived assets for recoverability when there is event or circumstances that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amounts exceeds the gross, undiscounted cash flows from use the disposition) and is measured as the excess of the carrying amount over the asset's (or asset group's) fair value.

     Revenue recognition. Our revenue includes sales. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Sales revenue is recognized net of value added tax and any discounts and actual returns at the time when the goods are delivered and accepted by the customer. Based on historical experience, management estimates that sales returns are immaterial and has not made allowance for estimates sales returns.

Results of Operations
---------------------

Comparison of Results of Operations for the Fiscal Years Ended December 31, 2004 and December 31, 2005

     Revenue. During fiscal year 2005, our total sales increased from $9 million in 2004, to $34.9 million, representing an increase of 288%. Total sales included sales to related parties (see discussion below). This increase in sales was primarily attributable to the lease of an additional 12,500KVA ore furnace in PL to expand our production capacity. Our sales to related parties increased from $nil in fiscal year 2004, to $4.6 million in fiscal year 2005, which represents 13% of sales in fiscal year 2005. This increase in sales was primarily attributable to FS's commencement of business in October, 2005. All our related party sales were sales to Changchi Enterprise.

     Barter sales. During the fiscal year 2005, our barter sales of finished goods increased significantly to $6,081,069 in return of raw materials for production from $425,309 in 2004. The barter transactions were measured and recognized based on fair values of the finished goods given up. To enhance sales and for mutual benefits, in 2005, we entered into exchange contracts with Zhejiang Jiande City Hengshan Trading Company Limited ("Zhejiang Jiande"), an unrelated major metals and alloys trading enterprise in China, which has supplies of iron ores and is in need of ferrochromium alloys. Pursuant to these contracts, we exchanged our finished goods, ferrochromium alloy in return of iron ores from Zhejiang Jiande for our production.

     Cost of sales. Cost of sales increased from $8.4 million in 2004, to $32.9 million in 2005, representing an increase of 292%. Our purchase from related parties increased from $0.6 million in 2004, to $6.4 million in 2005, representing an increase of 967%. Related party purchases consisted primarily of purchase of fine ore from Changchi Enterprise, which constitute $3 million, or 47% of related party purchases in 2005, and $-0- during 2004.

     Gross profit. Gross profit margin dropped from 6.86% in 2004 to 5.75% in 2005. The drop was due to the increased prices of our raw materials.

     Expenses. Selling, general and administrative expenses increased from $0.64 million in 2004 to $1.56 million in 2005, an increase of 144% from 2004. Our selling expenses increased by $0.32 million, representing 97% growth from fiscal 2004. This increase of selling expenses was in line with increased sales. The increase in general and administrative expenses from $0.31 million to $0.64 million reflected the commencement of operation of FS in October 2005.

     Other income. Other income mainly represented gain on the sales of by-products. Total other income increased from $6,000 in fiscal 2004 to $0.69 million in fiscal 2005. This increase is mainly due to the increased production activities.

Comparison of Results of Operations for the six-month periods ended June 30, 2006 and June 30, 2005.

     Revenue. Total sales consisted of sales to both unrelated and related parties. Total sales increased by 61% from $12.9 million for the six months ended June 30, 2005 to $20.7 million for the same corresponding period in 2006. The increased sales were attributable to FS's commencement of business in October 2005, PL's increased production due to the lease of an additional 12,500KVA ore furnace in PL as well as the expansion of PL's customer base. Our sales to related parties amounted to $8.7 million for the six-month period ended June 30, 2006, as compared to $nil for the six-month period ended June 30, 2005. The increase was because 99% of our related party sales arose from sales made by FS to Changchi Enterprise and FS only commenced production in October 2005.

     Barter sales. During the six months ended June 30, 2006, we recognized barter sales of finished goods of $241,693 in return of raw materials for production. On the other hand, during the six months ended June 30, 2005, we did not engage in any barter transaction. The barter transactions were measured and recognized based on fair values of the finished goods given up. To enhance sales and for mutual benefits, in 2005, we entered into exchange contracts with Zhejiang Jiande City Hengshan Trading Company Limited ("Zhejiang Jiande"), an unrelated major metals and alloys trading enterprise in China, which has supplies of iron ores and is in need of ferrochromium alloys. Pursuant to these contracts, we exchanged our finished goods, ferrochromium alloy in return of iron ores from Zhejiang Jiande for our production.

     Gross profit. Gross profit margin increased from 6% in the six-month period ended June 30, 2005 to 14% in the six-month period ended June 30, 2006. It was because we experienced a considerable drop in the prices of our finished goods in the first half of fiscal year 2005 at which time we were stocked up with relatively high-priced raw materials. On the other hand, in the first half of fiscal year 2006, the prices of our finished goods were generally on the increase.

     Expenses. Selling, general and administrative expenses increased by 177% from $0.6 million for the six-month period ended June 30, 2005 to $1.8 million for the six-month period ended June 30, 2006. The increase was primarily due to the commencement of operation of FS in October 2005 and an increase in operational activity associated with higher sales.

     Other income. Other income in the periods ended June 30, 2006 and 2005 mainly consisted of gain on sales of by products. Due to the commencement of operation of FS, gain on by-product sales increased by 21% from $0.12 million in the six-month period ended June 30, 2005 to $0.15 million in the six months period ended June 30, 2006.

Comparison of Results of Operations for the three-month periods ended June 30, 2006 and June 30, 2005.

     Revenue. Total sales consisted of sales to both unrelated and related parties. Total sales increased by 27.5% from $7.8 million for the three months ended June 30, 2005 to $9.9 million for the same corresponding period in 2006. The increased sales were attributable to FS's commencement of business in October 2005, PL's increased production due to the lease of an additional 12,500KVA ore furnace in PL as well as the expansion of PL's customer base. Our sales to related parties amounted to $4.1 million for the three months ended June 30, 2006, as compared to $nil for the three months ended June 30, 2005. The increase was because our related party sales arose primarily from sales made by FS to Changchi Enterprise and FS only commenced production in October 2005.

     Gross profit. Gross profit margin increased from 9.7% in the three-month period ended June 30, 2005 to 10.5% in the three-month period ended June 30, 2006. It was because we experienced a considerable drop in the prices of our finished goods in the first half of fiscal year 2005 at which time we were stocked up with relatively high-priced raw materials. On the other hand, in the first half of fiscal year 2006, the prices of our finished goods were generally on the increase.

     Expenses. Selling, general and administrative expenses increased by 137% from $0.3 million for the three-month period ended June 30, 2005 to $0.8 million for the three-month period ended June 30, 2006. The increase was primarily due to the commencement of operation of FS in October 2005 and an increase in operational activity associated with higher sales.

Liquidity and Capital Resources
-------------------------------

     At June 30, 2006, we had cash and cash equivalents of $870,565.

     We funded our operations and investments primarily through shareholder contribution and borrowings, Net cash flow provided by financing activities was $2.2 million in fiscal 2003, $1.9 million in fiscal 2004 and $2.4 million in fiscal 2005. Uses of cash flow for investing activities include capital expenditures for property, plant and equipment, and land use right. The net cash flow used in investing activities were $1.2 million in fiscal 2003, $2.8 million in fiscal 2004 and $2.1 million in fiscal 2005.

     In the first six months of 2006, net cash flows provided by financing activities were $2.7 million, primarily from the inception of new other loans.

     Contractual Obligations and Off-Balance Sheet Arrangements. We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

     We have the following long-term loans outstanding:

                                                                     June 30,  December 31,
                                                                       2006        2005
                                                                    ----------  ----------
                                                                    (unaudited) (audited)

     24% loans, due in one lump sum extending from 2006 to 2008      $ 372,470  $  526,629
     20% loans, due in one lump sum extending from 2008 to 2009        274,290      96,753
     18% loans, due in one lump sum extending from 2008 to 2009        193,434     187,728
     15% loans, due in one lump sum extending from 2006 to 2009      2,434,514           -
     11% loans, due in one lump sum in 2006                             62,600           -
     Interest-free loans, due in one lump sum in 2008                  144,230     198,260
                                                                    ----------  ----------

     Total other loans                                              $3,481,538  $1,009,370

     Less current maturities                                          (340,544    (267,404)
                                                                    ----------  ----------

     Total long-term loans                                          $3,140,994  $  741,966
                                                                    ==========  ==========

     All of the above other loans are unsecured and denominated in Renminbi. The maturities of other loans for each of the next five years are as follows:

         Six months ending June 30,                          (unaudited)
         --------------------------
         2007                                                $  340,544
         2008                                                   382,838
         2009                                                 2,758,156
         2010                                                         -
         2011                                                         -
         Thereafter                                                   -
                                                             ----------
                                                             $3,481,538
                                                             ==========

     In addition to the above and until the Merger, we financed our general and administrative expenses primarily through advances from officers and shareholders. At June 30, 2006, we had $1,676,194 in related party advances outstanding that were unsecured and non-interest bearing. Our new management is currently verifying the related party advances outstanding. As of the date of this report we are in negotiations with this former officer and director for the repayment of these obligations, but no definitive agreement has been reached.

Quantitative and Qualitative Disclosures about Market Risk
----------------------------------------------------------

     We do not use derivative financial instruments in our investment portfolio and have no foreign exchange contracts. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations. We consider investments in highly-liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents.

     Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At June 30, 2006, we had approximately $0.9 million in cash and cash equivalents. A hypothetical 5% increase or decrease in either short term or long term interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

     Foreign Exchange Rates. We generally transact business in Renminibi. Until July 21, 2005, RMB had been pegged to US$ at the rate of RMB8.30: US$1.00. On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. In addition, the exchange rate of RMB to US$ was adjusted to RMB8.11: US$1.00 as of July 21, 2005. The People's Bank of China announces the closing price of a foreign currency such as US$ traded against RMB in the inter-bank foreign exchange market after the closing of the market on each working day, which will become the unified exchange rate for the trading against RMB on the following working day. The daily trading price of US$ against RMB in the inter-bank foreign exchange market is allowed to float within a band of +0.3% around the unified exchange rate published by the People's Bank of China. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts. As a result, we are exposed to risk of foreign exchange rate changes that will result from any change in the PRC governmental policies with regard to currency exchange and remittance abroad.


                             DESCRIPTION OF PROPERTY

     Our principal place of business is located at 8/F, Beicang Building, 76 Jianshebei Road, Taiyuan City, Shanxi Province, People's Republic of China, 030013, which consists of 443 square feet of executive office space. This space is leased at a monthly lease cost of $1,661 pursuant to a written lease that expires in December 2010.

     PL's principal place of business is located at Shangling Village, Economic Development Zone of Pinglu County of Shanxi Province, , Pinglu County in the southern part of Shanxi Province, China. The major production facilities of PL include two 6,300 KVA ore hot stoves that are owned by PL and one leased 12,500 KVA ore hot stove at a monthly lease cost of 382,350 RMB ($ 48,399 USD). These premises are leased at the rate of 4,588,200 RMB per year ($ 580,784 USD) . This lease expires on September 30, 2006. The new lease is not reached and still under negotiation now. PL can use the stove with owner's consent at the same lease rate of 4,588,200 RMB per year ($580,780 USD) until new lease reached. PL intends to buy out the stove if and when we are able to obtain additional financing. The purchase price of this hot stove has been established at 6,200,000 RMB ($ 784,810 USD).

     FS's production facilities are located at southern of Daying Town Village, Fanshi County of Shanxi Province, Fanshi County in the northern part of Shanxi Province. FS's plant occupies a total area of 6.76 hectors (around 16.7 acres), consisting of one 10m(2) shaft furnace with an annual capacity of 400,000 tons of acid pellets. It is expected that a second shaft furnace shall be added in the near future.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of the date of this report by each stockholder that is the beneficial owner of more than 5% of our Common Stock and by each of our directors and executive officers and by all of our directors and executive officers as a group.

     Shares are owned of record and beneficially by the named person. For purposes of the following table, a person is deemed to be the beneficial owner of any shares of Common Stock over which the person has or shares, directly or indirectly, voting or investment power. "Voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares. The information contained below is based upon 999,066,260 shares of Common Stock currently issued and outstanding following the Merger.

                                                Amount and Nature
                        Name and Address          of Beneficial       Percent
Title of Class        of Beneficial Owner           Ownership         of Class
--------------  ------------------------------  ------------------    --------

Common          Hou Beicang (1)
                8/F, Beicang Building               899,196,930          90%
                Taiyuan City, Shanxi Province
                People's Republic of China
                030013

Common          All Officers and Directors as a     899,196,930          90%
                Group (1 person)
----------------------
(1) Officer and/or director.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following sets forth the name and age of our Directors and Executive Officers and the positions held by such person. The positions with our company were assumed on October 25, 2006, the effective date of the Merger.

          Name              Age                    Position
          ----              ---                    --------

      Hou Beicang            43    Chief Executive Officer,
                                   Chairman of the Board, President, Chief
                                   Financial and Administrative Officer,
                                   Secretary, Treasurer

Resume
------

     Hou Beicang is our Chairman, Chief Executive Officer, President Chief Financial and Administrative Officer, Secretary and Treasurer. Since March 2003, he has been the Chairman and Legal Representative of Pinglu Changhong FerroAlloy Co. Ltd., where he has been responsible for the day-to-day operations. Prior, from 1997 through March 2003, he was the Chairman and General Manager of Shanxi Changchi Industries Co Ltd., Taiyuan Shanxi, PRC, where he was responsible for the day-to-day operations. Through this company, he has controlling interests in Xinyu Iron Resources Co. Ltd. He received a degree in 1987 from Open University in China. He devotes substantially all of his business time to our operations.

Executive Compensation
----------------------

     The following table reflects all forms of compensation for services to us for the years ended December 31, 2005, 2004 and 2003, of our Chief Executive Officer, as well as those persons who received in excess of $100,000 in annual compensation from us during the aforesaid time.

                           SUMMARY COMPENSATION TABLE
                                                Long Term Compensation
                                           ---------------------------------
                    Annual Compensation              Awards          Payouts
                   ---------------------   ------------------------  -------
                                  Other
                                  Annual   Restricted   Securities            All Other
 Name and                         Compen-    Stock      Underlying     LTIP    Compen-
 Principal         Salary  Bonus  sation    Award(s)   Options/SARs  Payouts   sation
 Position    Year   ($)     ($)     ($)       ($)          (#)         ($)       ($)
-----------  ----  ------  -----  ------   ----------  ------------  -------  ---------

Xuedong Hu,  2003  $    0  $   0  $    0   $        0       0        $     0  $       0
Chairman,    2004  $    0  $   0  $    0   $        0       0        $     0  $       0
President    2005  $    0  $   0  $    0   $        0       0        $     0  $       0

     No other officer or director of Alpha received compensation in excess of $100,000 in either of the past two years.

     During our most recent fiscal year, Mr. Hou did not receive any salary or other compensation. No officer of EGIG was paid in excess of $100,000 in the last fiscal year. Compensation to be paid to our officers for 2006 and thereafter will be determined by our Board of Directors.

     We may award stock options to key employees, members of management, directors and consultants under stock option programs as bonuses based on performance. However, as of the date of this report, we have not adopted such plans, but we expect to do so in the future.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the closing of the Merger we financed our general and administrative expenses primarily through advances from officers and shareholders. At June 30, 2006, we had $1,676,194 in related party advances outstanding that were unsecured and non-interest bearing. Our new management is currently verifying the related party advances outstanding. As of the date of this report we are in negotiations with this former officer and director for the repayment of these obligations, but no definitive agreement has been reached.

     In April 2005, we moved our principal place of business to the offices of our then President and Chief Executive Officer, located at Room 710, Zhou Ji Building, No. 16 Ande Road, Dongcheng District, Beijing, 100011 China. This space consisted of 1,660 square feet of executive office space and was provided to us by this officer on a rent-free basis. We no longer utilize this space as a result of the Merger. See "Description of Property," above.

     As a result of the Merger, we have assumed the following related party transactions:

     At December 31, 2005, trade receivables from related parties consist of:

                                                               2005       2004
                                                           ----------  ---------

     Taiyuan Changchi Enterprise (Group) Limited, under
       common control of Mr. Hou Beicang, a director of
       the Company                                         $1,512,155  $       -
                                                           ==========  =========

     Trade accounts receivable from related parties arose from sales to those related companies in the ordinary course of VIEs' business.

     At December 31, 2005, trade payables from related parties consist of:

                                                                2005      2004
                                                              --------  --------

     Shanxi Haixin Material Company Limited, under
       common control of Mr. Hou Beicang, a director of
       the Company                                            $156,167  $      -
     Taiyuan Changchi Enterprise Limited, under common
       control of Mr. Hou Beicang, a director of the
       Company                                                 737,014         -
                                                              --------  --------
                                                              $893,181  $      -
                                                              ========  ========

     At December 31, 2005, amount due from related parties consist of:

                                                               2005       2004
                                                             --------   --------

     Taiyuan Changchi Enterprise (Group) Limited, under
       common control of Mr. Hou Beicang, a director of
       the Company                                           $ 12,391          -
     Pinglu Changsheng Stainless Steel Material Company
       Limited, under control by Mr. Ren Yaoting, a
       director of the Company                                 34,718          -
     Shanxi Yujing Trading Company Limited, under
       common control of Mr. Hou Beicang, a director of
       the Company                                                  -    120,482
     Shanxi Quayue Material Company Limited, under
       common of Mr. Hou Beicang, a director of
       the Company                                                  -    120,482
     Mr. Wang Junsheng, a director of FS                       39,535    120,482
     Mr. Ren Yaoting, a director of PL                        224,028      1,099
     Mr. Hou Beicang, our director                            458,973     78,971
                                                             --------   --------

                                                             $769,645   $441,516
                                                             ========   ========

     Trade accounts receivable and payables arose from sales and purchase to and from related companies in the ordinary course of our business.

     At December 31, 2005, amount due from related parties consist of:

                                                               2005       2004
                                                            ---------   --------

     Taiyuan Changchi Enterprise (Group) Limited, under
       common control of Mr. Hou Beicang, a director of
       the Company                                          $      -    $120,482
     Shanxi Zhenghong Enterprise Limited, under common
       control of Mr. Hou Beicang, a director of the
       Company                                                     -     310,571
     Mr. Li Zengguan, a director of PL                         8,674      19,787
                                                            --------    --------

                                                            $  8,674    $450,840
                                                            ========    ========

     At December 31, 2005, sales to related parties consist of:

                                                              2005        2004
                                                           ----------   --------

     Taiyuan Changchi Enterprise (Group) Limited, under
       common control of Mr. Hou Beicang a director of
       the Company                                         $4,563,245   $      -
                                                           ==========   ========

     At December 31, 2005, purchases from related parties consist of:

                                                             2005         2004
                                                          ----------    --------

     Taiyuan Changchi Enterprise (Group) Limited, under
       common control of Mr. Hou Beicang, a director of
       the Company                                        $3,015,317    $      -
     Pinglu Changsheng Stainless Steel Material Company
       Limited, under control by Mr. Ren Yaoting, a
       director of the Company                               233,634           -
     Shanxi Haixin Material Company Limited, under
       common control of Mr. Hou Beicang, a director of
       the Company                                         1,598,771           -
     Shanxi Zhenghong Enterprise Limited, under common
       control of Mr. Hou Beicang a director of the
       Company                                             1,588,335     637,626
                                                          ----------    --------

                                                          $6,436,057    $637,626
                                                          ==========    ========

     Balances with related parties represent advances to or loans from the respective related parties, are interest free, unsecured, and have no fixed repayment date. It is expected that the balances will be received or repaid within one year.

     As of the date hereof, no other related party transactions exist between us and our present or former directors, officers or 5% or greater shareholders or any affiliate thereof, either individually or through ownership of a controlling interest in any company or other entity and no related party transactions are planned as between such persons and us.


                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 1,050,000,000 shares, of which 50,000,000 shares are preferred shares, par value $0.001 per share, and 1,000,000,000 are common shares, par value $0.001 per share. There are 999,066,260 common shares issued and outstanding and 23,000 shares of Series A Convertible Preferred Shares issued and outstanding as of the date of this filing. Each share of Convertible Preferred Stock is convertible into one share of our Common Stock.

     Common Stock. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of our liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully-paid and nonassessable. Holders of the common stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available therefor.

     Preferred Shares. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions thereof shall be established by the Board of Directors, except that no holder of preferred stock shall have preemptive rights. Our Board of Directors does not plan to issue any shares of preferred stock for the foreseeable future, unless the issuance thereof shall be in our best interests.


           MARKET FOR COMMON EQUITIES AND RELATED STOCKHOLDER MATTERS

     The following table sets forth the high and low sales prices for the shares of our Common Stock as reported on the OTCBB for each quarterly period of the last two fiscal years. The bid prices listed below represent prices, adjusted for stock splits, between dealers without adjustments for retail markups, breakdowns or commissions and may not represent actual transactions. Except as note, the prices listed are presented on a pre-reverse stock split basis. In June 2005, we engaged in a reverse stock split whereby one (1) share of Common Stock was issued in exchange for every ten (10) shares then issued and outstanding.

                                                         Bid Price
                                                         ---------
         Quarter Ended                                High         Low
         -------------                                ----        -----

         December 31, 2004                           $0.07        $0.03

         March 31, 2005                              $0.09        $0.03
         June 30, 2005                               $0.10        $0.04

         Post Reverse Stock Split
         ------------------------

         September 30, 2005                          $0.51        $0.09
         December 31, 2005                           $0.16        $0.04

         March 31, 2006                              $0.08        $0.05
         June 30, 2006                               $0.06        $0.02
         September 30, 2006                          $0.05        $0.02

     As of October 25, 2006, the closing bid price of our Common Stock was $0.06.

     (b) Holders. At October 25, 2006, we had approximately 3,100 holders of record, not including those shares held in "street name." At October 25, 2006, the transfer agent and registrar for our Common Stock was Corporate Stock Transfer, Inc., Denver, Colorado.

     (c) Dividends. We did not pay any dividends on our Common or Preferred Stock during the two years ended December 31, 2005. Management does not foresee that we will have the ability to pay a dividend on our Common or Preferred Stock in the fiscal year ended December 31, 2006. See "PART II, Item 7, Financial Statements."


                                LEGAL PROCEEDINGS

     We are involved in two legal proceedings, one in U.S. District Court for the Central District of California (the "California case"), located in Los Angeles, California, the other in Colorado State Court (the "Colorado case"). In both cases, we are a Plaintiff entity. We became a Plaintiff in each matter at the direction of two former members of our board of directors, Terrence Sien and Brian Brick. One of our former directors, Xuedong Hu is a defendant in the California litigation and two of our former directors, Mr. Hu and Jian Wang were defendants in the Colorado litigation.

     Tridon Trust is also a Plaintiff in both the California case and the Colorado case. Tridon is one of our shareholders and Mr. Paul Ebeling, a former officer and director, may occupy a position of management with Tridon Trust.

     These matters arose in 2003 when we entered into a cooperation agreement with the China Film Group. As part of that cooperation agreement, the parties were looking at forming a joint venture that would require us to provide capital. The cooperation agreement is described in more detail in our SEC filings made in 2003 and 2004, including our Form 10-QSB for the six-month period ended June 30, 2004. The cooperation agreement was set to expire July 28, 2004 if no joint venture had been negotiated and no funding was available. The agreement expired pursuant to its terms.

     On or about September 28, 2004, Messrs. Brian Brick and Terrence Sien, two of our then directors, allege they gave notice to the remaining two directors, Messrs. Wang and Hu, that the board would hold a special meeting October 1, 2004. Hu and Wang deny they received any such notice.

     On October 1, 2004, a special meeting of our Board of Directors was purported to have been convened by Messrs. Brick and Sien. They were the only directors who attended and they declared a quorum, despite the fact that only 2 of the 4 directors were in attendance. At this alleged meeting the attending directors voted in favor of resolutions "accepting" the resignations of Hu and Wang from their positions as directors. Messrs. Wang and Hu deny that they ever tendered such resignations and to date, no letters of resignation from them have been produced. The attending directors then proposed and voted in favor of resolutions removing Mr. Hu as our CEO and authorizing the Colorado suit filed November 29, 2004, and to adjourn and reconvene the board meeting October 15, 2004.

     The California and Colorado cases are more fully explained below.

Alpha Spacecom, Inc. and Tridon Trust v. Xuedong Hu, Jian Wang, and Alpha Sky Investment LTD., Case Number 04 CV 9819, District Court, City and County of Denver, Colorado

Alpha Spacecom, Inc. and Tridon Trust, Appellants; Xuedong Hu, Jian Wang, Alpha Sky Investment Company Limited, Appellees; Case Number 05 CA 1244, Colorado Court of Appeals

     This case was originally filed on November 29, 2004, by Tridon Trust and us. At that time, Messrs. Brick and Sien claimed to be our only board members and directed the filing of the suit. Our then current management believes that this suit was not properly authorized, as this action was taken by only two of our then four directors.

     The complaint filed in that case had four basic claims: (1) a request to have the judge declare that Xuedong Hu and Jian Wang resigned their positions as directors by their conduct effective October 15, 2004; (2) a request to have the judge declare that the remaining directors lawfully removed Xuedong Hu as our Chief Executive Officer, effective October 15, 2004; (3) a request to have the judge order the removal of Hu and Wang under the guidelines contained in Colorado law for alleged dishonest and fraudulent conduct; and (4) asking the judge to rescind the December 2001 Share Exchange Agreement (more fully described in prior SEC filings on and after December 9, 2001). Through Brick and Sien, it has been alleged that the 2001 Share Exchange Agreement, pursuant to which Hu obtained a beneficial interest in our shares of Series B Preferred convertible stock and a majority interest in our company was invalid and the stock should be returned.

     The defendants named in this Colorado case, Xuedong Hu, Jian Wang and Alpha Sky Investment Company, Ltd filed a motion asking the Court to dismiss all four claims asserted. Mr. Hu also filed a motion asking the Court to order the Company to hold a special shareholder meeting and determine his right to vote at that meeting.

     The Court held a hearing on March 18, 2005 and the attorneys for each side presented arguments and evidence on the issues before the Court. At the close of the hearing, the trial court judge entered orders dismissing the first two claims referenced above, stating that they could not validly remove Mr. Hu and Mr. Wang from the Board of Directors of our Company. The Court also ruled that we had to hold a shareholder meeting to address three issues, and had to cooperate with Mr. Hu to properly notice and hold that meeting. The Judge in the case also found that Mr. Hu was entitled to vote all of his approximate 82% ownership interest in our Company at that meeting.

     On March 25, 2005, Alpha and Tridon filed a voluntary notice of dismissal of their claims with the Colorado District Court. Based upon the Court's order on March 18, 2005, the first two of the four claims were no longer pending. On March 25, 2005, the third and fourth claims were therefore voluntarily dismissed and are no longer pending. As of that date, Alpha and Tridon no longer had any claims against the defendants pending in the Court. On March 30, 2005, the Judge signed the written form of the orders he entered March 18, 2005.

     Alpha and Tridon filed a motion in the trial court under Colorado procedural rules asking the Court to decide that it did not have jurisdiction to sign the written order of March 30, 2005. They did not contest the Court's substantive order of March 18, 2005 itself, including the order that we hold a shareholder meeting and that Mr. Hu was entitled to vote the shares he beneficially owned. The Judge denied that motion.

     Alpha and Tridon filed a Notice of Appeal with the Colorado Court of Appeals on June 15, 2005, Case No. 05 CA 1244. They are asking the Court of Appeals to decide that the trial court judge did not have the authority to put his March 18, 2005 order into a written form and that without a written order, the orders of March 18, 2005 were not valid. Both sides have filed briefs in the case and are waiting for the Court to determine if an oral argument will be scheduled. We do not anticipate a decision before the end of the year.

     If the Court of Appeals determines that the judge did not have the authority to enter the written order, it may vacate the original orders. If those orders are no longer valid, then the Colorado case will be over, but there will be no determination of the validity of the shareholder meeting already held. If however, the Court orders are valid, the shareholder meeting and vote will be valid as well, absent some other basis upon which a shareholder might contest its validity.

     Please note that the validity of the meeting and vote is currently the subject of the California case described below as well.

Tridon Trust v. Xuedong Hu, Alpha Sky Investment Limited, Alpha Spacecom Company Limited, and Does 1-10, Case No. CV05 3295DT(RCx), U.S. District Court, Central District of California

     On May 3, 2005, Tridon Trust filed a suit in the Federal District Court located in Los Angeles, California. Tridon Trust is a shareholder of our Company, and Alpha Spacecom Company Limited is a subsidiary of our Company as a result of the prior Share Exchange Agreement of December 9, 2001. This suit originally sought damages based upon alleged fraud and misrepresentations leading up to the Share Exchange Agreement closing. The suit also sought to rescind the Share Exchange Agreement.

     Mr. Hu and Alpha Sky Investment Limited filed a motion to dismiss all of the claims in the original case. Prior to the date set for hearing, the attorney representing Tridon Trust filed a First Amended Complaint on behalf of both Tridon and Alpha Spacecom. This new complaint changed all of the claims. It also dropped Alpha Sky Investment Limited and Alpha Spacecom Company Limited as defendants. Alpha Spacecom, Inc. was added as a plaintiff, and the Securities and Exchange Commission as a defendant. We did not authorize this action. The caption for this case is now: Alpha Spacecom, Inc. and Tridon Trust v. Xuedong Hu, the United States Securities and Exchange Commission and Does 1-10, United States District Court for the Central District Of California, Case No. CV05 3295DT(RCx), but the SEC was subsequently dropped as a defendant.

     The First Amended Complaint seeks to have the Court declare that the actions taken at the June 13, 2005 special shareholder meeting were invalid based upon alleged violations of federal securities laws relating to the information required for a valid proxy statement. Alpha and Tridon allege that under Section 14a of the Securities and Exchange Act of 1934 the Notice of Meeting & Proxy Statements issued by us for our Special Meeting of Shareholders held June 13, 2005 violated federal regulations because they were allegedly not sent to all shareholders of record and failed to contain a copy of our annual report. The new Complaint does not ask the federal court to determine any issues of stock ownership, even though it contains some allegations about the ownership rights in approximately 9,555,553 shares of our Series B preferred convertible stock previously issued under the 2001 share exchange agreement. Those allegations assert that Paul Ebeling, a former officer and director of our Company when it was known as Tridon Enterprises, obtained ownership interest in those shares. Mr. Ebeling is not a party to the California case and has not filed any action in any court seeking to declare ownership in the stock.

     Attorneys for Xuedong Hu have filed a motion seeking a judgment based upon the pleadings in the case, and asking the Court to dismiss the case based upon federal legal doctrines. A hearing on that motion was scheduled for September 18, 2006 in Los Angeles, California. The judge moved the hearing to October 2, 2008, then took the motion under advisement. Essentially the judge stayed the case instead of dismissing, but allowed the discovery portion to continue. As of the date of this report the stay is in effect until the Colorado Court of Appeals rules on the case described above. We are unlikely to have a decision before March or April next year. If successful, the claims asserted by Alpha Spacecom and Tridon would be dismissed.

     If the Plaintiffs in the case are ultimately successful, the Court may impose a range of remedies under equitable (fairness) theories. At the present time we do not know what relief might be imposed in that event, but it could include voiding the actions taken at the shareholder meeting of June 15, 2005.

     The allegations have not been fully litigated at this time and the stock ownership allegations directly conflict with the Colorado District Court Orders that are in place. We believe that shareholders and potential investors should not rely on the lawsuit allegations, including those related to the ownership of the majority of the Series B Convertible Preferred shares.

     Mr. Ebeling claims to have acquired ownership of 9,555,553 shares of Series B Preferred Convertible Stock through stock powers effective May 31, 2005. Prior to that time, two press releases were issued on March 18, 2005 and April 12, 2005, both without proper authorization from us. The first stated that 9.55 million shares of the Series B Convertible Preferred stock had been returned by an individual to us and cancelled. The April release stated that the shares in question had been returned to us on June 21, 2004. We believe that shareholders and potential investors should not to rely on the Schedule 13D filed by Paul A. Ebeling or upon prior press releases issued through PR Newswire or our web site which is not controlled by current management.

     We have also recently received a request to convert additional Series B Preferred shares of stock from a representative associated with the Plaintiffs. These shares do not appear to have been lawfully issued and we have declined to convert them to Common Stock and have asked the requesting parties to provide information about the issuance of these shares. We have not received any response to our request. Accordingly, Shareholders and potential investors are strongly advised to review all public information, including the Colorado Court Orders issued March 18, 2005 and May 11, 2005, and all public documents filed with the Securities and Exchange Commission or available from other sources.

     There are no other legal proceedings pending or threatened against us as of the date of this report.


                   CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

     Effective June 13, 2005, the firm of De Joya & Company ("De Joya"), our independent accountant during the period from May 10, 2004 through May 13, 2005, was dismissed. Our Board of Directors authorized this action. De Joya had audited our financial statements for the fiscal year ended December 31, 2003, and reviewed our financial statements for the periods ended June 30, 2004 and September 30, 2004.

     In connection with the audit of our financial statements as of and for the fiscal year ended December 31, 2003, and the interim period through May 13, 2005, there were two (2) disagreement with De Joya relating to matters of accounting principles or practices, financial statement disclosure, and auditing scope of procedures, which disagreements, if not resolved to the satisfaction of De Joya, would have caused them to make reference in connection with its reports to the subject matter of the disagreements. Specifically, one disagreement related to the dispute between the two management groups who had claimed the lawful authority to operate our Company and expenses incurred by the group represented by Mr. Sien, a former officer and director of our Company. Our current management believed that expenses incurred by Mr. Sien's group were not properly authorized by our Board of Directors. De Joya believed that, because these expenses had been incurred in prior years and included in our independent audits, that it was proper to include the same in the audit being prepared by De Joya for our fiscal year ended December 31, 2004. However, during previous audit periods, the dispute between the two groups did not exist. This issue has not been resolved.

     The second issue related to general and administrative expenses which Mr. Hu, our CEO, believed he had incurred during our fiscal year ended December 31, 2004. De Joya rightfully required supporting documentation for these expenses. Upon our subsequent review which occurred after the De Joya dismissal, such documentation was unavailable and as such, we no longer take the position that these expenses should be included in our audited financial statements for the period ended December 31, 2004.

     The audit report of De Joya on our financial statements as of and for the year ended December 31, 2003, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

          "The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern as discussed in
          Note 1. The Company has been in the development stage since its inception on December 9, 1998. However, the Company has sustained substantial operating losses during development stage. In addition, the Company's total liabilities exceed total assets by $1,696,138. The Company also has a commitment to provide $30,000,000 (Note 8) in connection with a Cooperation Agreement with the China Film Group Corporation (Note 1). In view of these matters, the Company's continued existence is dependent upon the Company's ability to meet its future financing requirements, the success of future operations and the ability to raise money to meet its capital commitment. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to those matters also are described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

     In addition, we had previously reported that, effective May 13, 2005, we retained the firm of Kabani & Company, Inc. ("Kabani"). However, before commencing any services on our behalf, Kabani elected not to accept this engagement as a result of the dispute concerning control of our Company, as previously reported in our Form 8-K dated on or about March 30, 2005. On June 13, 2005, our Board of Directors then elected to retain Ronald R. Chadwick, P.C. ("Chadwick"), as our independent accountant, to audit our financial statement for our fiscal year ending December 31, 2004, and include such report as part of our annual report on Form 10-KSB for our fiscal year ending December 31, 2004. There were no consultations between us and Chadwick prior to their appointment. We authorized De Joya to respond fully to any inquiries raised by Chadwick concerning any disagreements between our Company and De Joya, without limitation.

     Accounting Treatment: Change of Control. The Merger described herein is being accounted for as a reverse merger (recapitalization) since the former stockholder of EGIG now owns a majority of the outstanding shares of our common stock. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of directors and to our knowledge, no other arrangements exist that might result in a change of control in the future. As a result of the issuance of shares representing and equating to approximately 90% of our issued and outstanding common stock, and the change in our management, a change in control occurred on the effectiveness of the Merger.

                     RECENT SALES OF UNREGISTERED SECURITIES

     On April 8, 2006, we entered into a Merger Agreement with EGIG in order to facilitate the acquisition of EGIG. The acquisition was accomplished through a merger of the parties into one company, with us remaining as the surviving corporation. Pursuant to the Merger Agreement, we acquired all of EGIG's issued and outstanding shares of common stock in consideration for 899,196,930 "restricted" shares of our Common Stock. We relied upon the exemption from registration provided by Section 4/2 and Regulation S, each promulgated under the Securities Act of 1933, as amended, to issue these securities.

     In 2005, shareholders converted 9,587,111 Series B Preferred Shares to 86,293,920 shares of common stock. We relied upon the exemption from registration provided by Section 4/2 and Regulation S, each promulgated under the Securities Act of 1933, as amended, to issue these securities.

     During 2004 we issued 11,585,785 common shares to retire an accrued advance from a shareholder in the amount of $231,716, including principal of $176,729 and interest of $54,987. In addition, we issued 1,666,667 shares (166,667 shares post reverse stock split) for $50,000 in cash. Also in 2004, a shareholder converted 38,889 Series B preferred shares to 3,500,000 shares (350,000 shares post reverse stock split) of common stock. We relied upon the exemption from registration provided by Section 4/2 and Regulation S, each promulgated under the Securities Act of 1933, as amended, to issue these securities.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation incorporate the provisions of the Nevada Revised Statutes providing for the indemnification of officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith and in the best interests of our company. With respect to matters as to which our officers and directors and others are determined to be liable for misconduct or negligence, including gross negligence in the performance of their duties to us, Nevada law provides for indemnification only to the extent that the court in which the action or suit is brought determines that such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our officers, directors or persons controlling the company pursuant to the foregoing, we have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable.

     In accordance with the laws of the State of Nevada, our Bylaws authorize indemnification of a director, officer, employee, or agent of our company for expenses incurred in connection with any action, suit, or proceeding to which he or she is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his or her duty. In addition, even a director, officer, employee, or agent who was found liable for misconduct or negligence in the performance of his or her duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the issuing company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 5.01  Changes in Control of Registrant

     As a result of the effectiveness of the Merger described above, control of our Company has changed. Members of our prior management tendered their resignation effective upon the effectiveness of the Merger. Prior to their resignation, they appointed the person listed below as our sole officer and director.

     The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of the date of this report by each stockholder that is the beneficial owner of more than 5% of our Common Stock and by each of our directors and executive officers and by all of our directors and executive officers as a group. The information contained below is based upon 999,066,260 shares of Common Stock currently issued and outstanding following the Merger.

                                                  Amount and Nature
                        Name and Address            of Beneficial      Percent
Title of Class        of Beneficial Owner              Ownership       of Class
--------------  -------------------------------   -----------------    --------

Common          Hou Beicang (1)                       899,196,930         90%
                8/F, Beicang Building
                Taiyuan City, Shanxi Province
                People's Republic of China
                030013

Common          All Officers and Directors as a       899,196,930         90%
                Group (1 person)
----------------------
(1) Our sole Officer and director.

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

     On the Effective Date of the Merger described above, Messrs. Hu and Wang and Ms. Zhang resigned their positions as officers and directors of our Company. Mr. Hou Beicang was appointed as our Chief Executive Officer, Chairman of the Board, President, Chief Financial and Administrative Officer, Secretary and Treasurer

Item 5.06  Change in Shell Company Status

     As a result of the transaction described above, we are no longer considered a "shell" company pursuant to the rules and regulations adopted by the Securities and Exchange Commission.

Item 7.01  Regulation FD Disclosure

     A copy of our press release, dated November 3, 2006, is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

     Our audited financial statements for our fiscal years ended December 31, 2005, 2004 and 2003, as well as our unaudited financial statements for our six month periods ended June 30, 2006 and 2005 are attached hereto. In addition, the pro forma financial statements of EGIG and Alpha Spacecom, Inc. are attached hereto.

Description of Exhibits
-----------------------

Exhibit No.   Description of Exhibit
-----------   ----------------------

3.4 Articles of Merger between us and East Glory Investments Group, Ltd., as filed with the Nevada Secretary of State effective October 25, 2006.

9.1           Press Release Dated November 3, 2006.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         BEICANG IRON & STEEL INC.
                                         (Registrant)
Dated: November 1, 2006


                                         By: s/ Hou Beicang
                                            ------------------------------------
                                            Hou Beicang, Chief Executive Officer

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS

               FOR THE YEAR ENDED DECEMBER 31, 2005, 2004 AND 2003

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS


                                                                           Pages

Report of Independent Registered Public Accounting Firm                       2

Consolidated Balance Sheets                                                 3-4

Consolidated Statements of Operations and Other Comprehensive Income          5

Consolidated Statements of Changes of Stockholders' Equity                    6

Consolidated Statements of Cash Flows                                         7

Notes of Financial Statements                                              8-23

             Report of Independent Registered Public Accounting Firm



TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF
EAST GLORY INVESTMENTS GROUP LIMITED


We have audited the accompanying consolidated balance sheets of East Glory Investments Group Limited (the "Company") as of December 31, 2004 and 2005 and the related consolidated statements of operations and other comprehensive income, cash flows, and stockholders' equity for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (in the United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company's internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of East Glory Investments Group Limited as of December 31, 2004 and 2005 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 14 to the consolidated financial statements, the Company has engaged in significant related party transactions.


x/GC Alliance Limited

GC ALLIANCE LIMITED
Certified Public Accountants

Hong Kong

July 26, 2006

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                       (Amounts expressed in U.S. Dollars)

                                                        Years Ended December 31,
                                                        ------------------------
                                                            2005        2004
                                                        -----------  -----------
ASSETS
Current assets
Cash and cash equivalents                               $   158,348  $   277,921
Bills receivable                                          1,622,537       36,145
Prepayment and deposits                                     604,054      102,500
Accounts receivable, trade                                3,652,327      338,488
Inventories                                               2,148,693    3,206,757
Prepaid land use right                                        8,860           --
Other receivables                                           692,378       49,738
Due from related parties                                    769,645      441,516
                                                        -----------  -----------
Total current assets                                      9,656,842    4,453,065

Property, plant and equipment, net                        4,872,129    1,714,298
Prepaid land use right, net of current portion              425,295           --
Construction in progress                                     59,523      961,924
Deposits for property, plant and equipment                   34,992    1,204,503
                                                        -----------  -----------
Total assets                                            $15,048,781  $ 8,333,790
                                                        ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Other short-term loans                                  $   267,404  $    74,699
Bills payable                                             1,553,865           --
Accounts payable                                          3,503,486    2,315,206
Receipts in advance                                          94,272       60,242
Accrued expenses                                          1,113,433      920,661
Other payables                                            1,010,554      535,978
Value-added tax payable                                   1,097,128      187,283
Due to related parties                                        8,674      450,840
                                                        -----------  -----------
Total current liabilities                                 8,648,816    4,544,909

Other long-term loans                                       741,966      124,699
                                                        -----------  -----------

Total liabilities                                       $ 9,390,782  $ 4,669,608
                                                        -----------  -----------

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS (CONTINUED)
                       (Amounts expressed in U.S. Dollars)


                                                       Years Ended December 31,
                                                       -------------------------
                                                           2005         2004
                                                       -----------  ------------
Commitments and Contingencies (Note 16)

Stockholders' Equity
Common stock, $1 par, 50,000 shares
   authorized, 1,000 shares issued and paid up         $     1,000  $     1,000
Additional paid-in capital                               5,533,059    3,968,785

Statutory reserves                                          24,713           --

Accumulated other comprehensive income                      30,093           --
Retained earnings (Accumulated loss)                        69,134     (305,603)
                                                       -----------  -----------
Total Stockholders' Equity                               5,657,999    3,664,182
                                                       -----------  -----------
Total Liabilities and Stockholders' Equity             $15,048,781  $ 8,333,790
                                                       ===========  ===========


   The accompanying notes are an integral part of these financial statements.

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         AND OTHER COMPREHENSIVE INCOME
                       (Amounts expressed in U.S. Dollars)


                                               Year ended December 31,
                                     -------------------------------------------
                                         2005           2004            2003
                                     ------------   ------------   ------------

Revenue                              $ 30,381,487   $  9,059,491   $     68,512
Revenue-related party                   4,563,245             --             --
                                     ------------   ------------   ------------

Total revenue                          34,944,732      9,059,491         68,512

Cost of goods sold                    (32,935,217)    (8,437,594)       (64,276)
                                     ------------   ------------   ------------

Gross profit                            2,009,515        621,897          4,236
                                     ------------   ------------   ------------
Operating expenses

Selling expenses                         (648,357)      (328,488)            --
General and administrative expenses      (644,835)      (309,971)       (84,744)
Loss on impairment of plant
  and machinery                          (262,602)            --             --
                                     ------------   ------------   ------------
Total operating expenses               (1,555,794)      (638,459)       (84,744)
                                     ------------   ------------   ------------
Income (Loss) from operations             453,721        (16,562)       (80,508)
                                     ------------   ------------   ------------
Other income (expenses)

Gain on by-products sales                  64,329             --             --
Sundry income                              68,960          6,587             --
Finance costs                            (123,231)      (183,351)       (31,769)
                                     ------------   ------------   ------------
Total other expenses                      (54,271)      (176,764)       (31,769)
                                     ------------   ------------   ------------
Income (Loss) before income taxes         399,450       (193,326)      (112,277)

Income taxes                                   --             --             --
                                     ------------   ------------   ------------
Net income (loss)                         399,450       (193,326)      (112,277)

Other comprehensive income                 30,093             --             --
                                     ------------   ------------   ------------
Comprehensive income (loss)          $    429,543   $   (193,326)  $   (112,277)
                                     ============   ============   ============

   The accompanying notes are an integral part of these financial statements.

             EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF CHANGE IN STOCKHOLDERS' EQUITY
                       (Amounts expressed in U.S. Dollars)


                                                                          (Accumulated
                                           Common stock       Additional     loss) /
                                    ------------------------    paid-in     Retained
                                      Shares        Amount     capital      earnings
                                    -----------  -----------  -----------  -----------

Balance at January 1, 2003                1,000  $     1,000  $        --  $        --

     Net loss                                --           --           --     (112,277)
     Contribution by stockholder             --           --    1,247,851           --
                                    -----------  -----------  -----------  -----------

Balance at January 1, 2004                1,000        1,000    1,247,851     (112,277)

    Net loss                                 --           --           --     (193,326)
    Contribution by stockholder              --           --    2,720,934           --
                                    -----------  -----------  -----------  -----------

Balance at December 31, 2004              1,000        1,000    3,968,785     (305,603)


    Net income                               --           --           --      399,450
    Contribution by stockholder              --           --    1,564,274           --
    Transfer to statutory reserves           --           --           --      (24,713)
    Effect of foreign currency
        translation                          --           --           --           --
                                    -----------  -----------  -----------  -----------

Balance at December 31, 2005              1,000  $     1,000  $ 5,533,059  $    69,134
                                    ===========  ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                                      Statutory reserves
                                    ------------------------
                                                  Statutory   Accumulated
                                     Statutory     common       other
                                      surplus      welfare   comprehensive
                                      reserve      reserve       income       Total
                                    -----------  -----------  -----------  -----------

Balance at January 1, 2003          $        --  $        --  $        --  $     1,000

     Net loss                                --           --           --     (112,277)
     Contribution by stockholder             --           --           --    1,247,851
                                    -----------  -----------  -----------  -----------

Balance at January 1, 2004                   --           --           --    1,136,574

    Net loss                                 --           --           --     (193,326)
    Contribution by stockholder              --           --           --    2,720,934
                                    -----------  -----------  -----------  -----------

Balance at December 31, 2004                 --           --           --    3,664,182

    Net income                               --           --           --      399,450
    Contribution by stockholder              --           --           --    1,564,274
    Transfer to statutory reserves       16,475        8,238           --           --
    Effect of foreign currency
        translation                          --           --       30,093       30,093
                                    -----------  -----------  -----------  -----------

Balance at December 31, 2005        $    16,475  $     8,238  $    30,093  $ 5,657,999
                                    ===========  ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Amounts expressed in U.S. Dollars)


                                                                 Year ended December 31,
                                                        ---------------------------------------
                                                            2005          2004         2003
                                                        -----------   -----------   -----------
Cash flows from operating activities

Net income (loss)                                       $   399,450   $  (193,326)  $  (112,277)
Adjustments to reconcile net income (loss) to cash
  provided by (used in) operating activities:
  Depreciation                                              343,950       111,361            --
  Amortization                                                8,860            --            --
  Loss on impairment of plant and machinery                 262,602            --            --
Decrease (increase) in assets
  Bills receivable                                       (1,586,392)      (36,145)           --
  Prepayment and deposits                                  (501,554)      531,502      (634,002)
  Accounts receivable                                    (3,313,839)     (217,543)     (120,945)
  Inventories, net                                        1,058,064    (2,477,369)     (729,388)
  Other receivables                                        (642,640)      (27,446)      (22,292)
  Due from related parties                                 (328,129)     (362,545)      (77,971)
  Value-added tax recoverable                                    --        94,647       (94,647)
Increase (decrease) in liabilities:
  Bills payable                                           1,553,865            --            --
  Accounts payable                                        1,188,280     2,312,619         2,587
  Receipts in advance                                        34,030        60,242            --
  Accrued expenses                                          192,772       911,183         9,478
  Other payables                                            474,576       276,517       259,461
  Value-added tax payable                                   909,845       187,283            --
  Due to related parties                                   (442,166)      (65,106)      515,946
                                                        -----------   -----------   -----------
Net cash (used in) provided by operating activities        (388,426)    1,105,874    (1,004,050)
                                                        -----------   -----------   -----------
Cash flows from investing activities
Purchase of plant and equipment                          (1,692,471)   (1,549,708)   (1,237,875)
Purchase of land use rights                                (443,015)           --            --
Payment for deposits for property, plant and equipment           --    (1,204,503)           --
                                                        -----------   -----------   -----------
Net cash used in investing activities                    (2,135,486)   (2,754,211)   (1,237,875)
                                                        -----------   -----------   -----------
Cash flows from financing activities
Injection of additional paid-in capital                   1,564,274     2,720,934     1,247,851
Inception of other loans                                    887,757            --     1,000,455
Repayment of other loans                                    (84,337)     (801,057)           --
                                                        -----------   -----------   -----------
Net cash provided by financing activities                 2,367,694     1,919,877     2,248,306
                                                        -----------   -----------   -----------
Effect of foreign currency translation                       36,645            --            --
                                                        -----------   -----------   -----------
Net (decrease) increase in cash and
  cash equivalents                                         (119,573)      271,540         6,381
Cash and cash equivalents, beginning of year                277,921         6,381            --
                                                        -----------   -----------   -----------
Cash and cash equivalents, end of year                  $   158,348   $   277,921   $     6,381
                                                        ===========   ===========   ===========
Supplemental disclosure information
Finance costs paid                                      $   123,231   $   183,351   $    31,769
                                                        ===========   ===========   ===========
Income tax paid                                         $        --   $        --   $        --
                                                        ===========   ===========   ===========
Major non-cash transactions
Barter sales of finished goods in return of raw
  materials for production                              $ 6,081,069   $   425,309   $        --
                                                        ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003


1.   DESCRIPTION OF BUSINESS AND ORGANIZATION
     ----------------------------------------

     East Glory Investments Group Limited (the "Company" or "EGIG") was incorporated under the laws of the Cayman Islands on July 26, 2005 and holds all of the issued and outstanding share capital of Trinity Link Holdings Limited ("Trinity Link"), which was incorporated under the laws of the British Virgin Islands on August 18, 2005. Trinity Link in turn holds all of the issued and outstanding share capital of Shanxi Bestlink Management Consulting Co. Ltd ("Bestlink"), which was incorporated under the laws of the People's Republic of China ("PRC" or "China") on December 30, 2005. Neither EGIG, Trinity Link nor Bestlink have carried on any substantive operations of their own, except that Bestlink has entered into certain exclusive agreements with Pinglu County Changhong Ferroalloy Co. Ltd. ("PL"), Fanshi County Xinyu Iron Resources Co. Ltd. ("FS") and other relevant parties.

     Located in Pinglu County and Fanshi County respectively in the southern and northern part of Shanxi Province of China, PL and FS engage in the refinery of iron ores. PL produces ferrochromium alloy, whereas FS produces palletized iron that is used in steel manufacturing. Customers of PL and FS include major steel manufacturers in China.

     The majority of the paid-in capital of both PL and FS was funded by the shareholders of EGIG. On January 5, 2006, Bestlink entered into certain exclusive agreements with both PL and FS and their shareholders. PL and FS hold the licenses and approvals necessary to operate the iron ore refinery businesses in China. Pursuant to these agreements, Bestlink provides exclusive management consulting and other general business operation services to PL and FS in return of a services fee which is equal to 95% of PL and FS's revenue less their operational cost and fees. In addition, PL and FS's shareholders have pledged their equity interests in PL and FS to Bestlink, irrevocably granted Bestlink an exclusive option to purchase, to the extent permitted under PRC law, all or part of the controlling equity interests in PL and FS and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Bestlink. Through these contractual arrangements, EGIG, through Bestlink, has the ability to substantially influence PL and FS's daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

     As a result of these contractual arrangements, which obligates EGIG, through Bestlink, to absorb a majority of the risk of loss from PL and FS's activities and enable EGIG, through Bestlink, to receive a majority of its expected residual returns, EGIG accounts for PL and FS as its variable interest entities ("VIE") under FASB Interpretation No. 46(R) ("FIN 46R"), "Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51", because the equity investors in PL and FS do not have the characteristics of a controlling financial interest and EGIG should be considered the primary beneficiary of PL and FS. Accordingly, EGIG consolidates PL and FS's results of operations, assets and liabilities.

     The entering into of those exclusive agreements by Bestlink, PL and FS and their shareholders on January 5, 2006 has been accounted for as recapitalization of PL and FS with no adjustment to the historical basis of the assets and liabilities of PL and FS and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company, Trinity Link and Bestlink had been in existence since January 1, 2003 and throughout the whole periods covered by these financial statements. See note 17.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

a.   Basis of presentation and consolidation

     The  accompanying   consolidated   financial  statements  are  prepared  in
     accordance with accounting principles generally accepted in the United States of America.

     The consolidated financial statements include the financial statements of the Company, its subsidiaries, Trinity Link, Bestlink, and its variable interest entities, PL and FS. All significant inter-company transactions and balances between the Company, its subsidiaries and VIEs are eliminated upon consolidation.

b.   Use of estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

c.   Fair values of financial instruments

     The Company values its financial instruments as required by Statement of Financial Accounting Standard (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

     The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, other investments, accounts payable and accruals, and short-term related party borrowings.

     As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

d.   Cash and cash equivalents

     Cash and cash equivalents include cash on hand, demand and time deposits with banks and liquid investments with an original maturity of three months or less.

     -----------------------------------------------------

e.   Accounts and other receivables

     Accounts receivable are recognized and carried at original invoiced amount less an allowance for any doubtful amounts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Company generally does not require collateral from its customers.

     The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectibility of individual balances. In evaluating the collectibility of individual receivable balances, the Company considers many factors, including the age of the balance, the customer's payment history, its current credit-worthiness and current economic trends.

f.   Inventories

     Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to the selling prices after the balance sheet date or to management estimates based on prevailing market conditions. As of December 31, 2005 and 2004, inventories stated at market which is lower than cost amounted to $293,790 and $nil respectively

g.   Property, plant and equipment

     Property, plant and equipment are recorded at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

     Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets: 10 years for plant and machinery; 20 years for buildings; 10 years for leasehold improvements; 10 years for office equipment; and 10 years for motor vehicles.

h.   Construction in progress

     Construction in progress includes direct costs of construction of factory building. Interest incurred during the period of construction has not been capitalized as such interest is not specifically paid for the construction of factory building. Construction in progress is not depreciated until such time as the assets are completed and put into operational use.

     -----------------------------------------------------

i.   Prepaid land use rights

     The Company has recorded as prepaid land use rights the costs paid to acquire a long-term interest to utilize the land underlying the property facility. This type of arrangement is common for the use of land in the PRC. The prepaid land use rights are amortized on the straight-line method over the term of the land use rights of 50 years.

j.   Impairment of long-lived assets

     The Company assesses impairment for property, plant and equipment, construction-in-progress and amortizable intangible assets in accordance with SFAS No. 144, "Accounting for Impairment of Long-Lived Assets to be Disposed Of", which requires an impairment loss to be recognized on long-lived assets when the sum of the expected future cash flows (undiscounted and without interest charges) resulting from the use of the assets and its eventual disposition is less than the carrying amount of the asset. Otherwise, an impairment loss is not recognized. Measurement of the impairment loss for long-lived assets is based on the fair value of the asset.

k.   Comprehensive income

     SFAS No. 130, "Reporting Comprehensive Income", requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company had comprehensive income of $30,093, $nil and $nil for the years ended December 31, 2005, 2004 and 2003, respectively. The comprehensive income for 2005 arose from the changes in foreign currency exchange rates.

l.   Segment information

     SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment - refinery of iron ores, and in one geographical segment - China, as all of the Company's current operations are carried out in China.

m.   Revenue recognition

     Revenues of the Company include sales of products in China. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Sales are presented net of value added tax (VAT). No return allowance is made as products delivered are not normally returnable upon acceptance.

     ------------------------------------------------------

n.   Barter transaction

     Periodically, the Company engages in barter transactions and adopted the provisions of APB 29 - Accounting for Nonmonetary Transactions and SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment to APB Opinion No. 29" in respect of barter transactions after June 15, 2005. Non-monetary transactions are generally recorded at fair value. If such value is not determinable within reasonable limits, the transaction is recognized based on the carrying value of the product or services provided. The amount of revenues recognized for the exchanges of finished goods in return of raw materials for production amounted to $6,081,069, $425,309 and $nil for the years ended December 31, 2005, 2004 and 2003, respectively.

o.   Income taxes

     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

p.   Foreign currency translation

     The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company's subsidiary and VIE maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, the Company translates the subsidiary's and VIE's assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Adjustments resulting from the translation of the subsidiary's and VIE's financial statements are recorded as accumulated other comprehensive income.

     Until July 21,  2005,  RMB had been  pegged to US$ at the rate of  RMB8.30:
     US$1.00. On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. In addition, the exchange rate of RMB to US$ was adjusted to RMB8.11: US$1.00 as of July 21, 2005. The People's Bank of China announces the closing price of a foreign currency such as US$ traded against RMB in the inter-bank foreign exchange market after the closing of the market on each working day, which will become the unified exchange rate for the trading against RMB on the following working day. The daily trading price of US$ against RMB in the inter-bank foreign exchange market is allowed to float within a band of +/-0.3% around the unified exchange rate published by the People's Bank of China. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions required submitting a payment application form together with invoices, shipping documents and signed contracts.

     ------------------------------------------------------

p.   Foreign currency translation (Continued)

     The Group's assets and liabilities at December 31, 2005 and its statement of income for the year then ended were translated at the rates of RMB8.0702:US$1.00 and RMB8.1851:US$1.00, respectively, whereas its assets and liabilities as of December 31, 2004, and its statement of income for the year then ended were translated at the single rate of RMB8.30:US$1.00. No representation is made that RMB amounts have been, or would be, converted into US$ at these rates.

q.   Related parties

     Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

r.   Recently issued accounting standards

     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4". SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). This statement requires that idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal year beginning after June 15, 2005.

     In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67". SFAS No. 152 amends SFAS No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position
     (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". This statement also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005.

     ------------------------------------------------------

r.   Recently issued accounting standards (Continued)

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29". SFAS No. 153 amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005.

     In December 2004, The FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment". SFAS No. 123 (revised 2004) is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation". This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees", and its related implementation guidance. This statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognize the cost over the period during which an employee is required to provide service in exchange for the award. A nonpublic entity, likewise, will measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of those instruments. This statement is effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005, or nonpublic entities as of the beginning of the first annual reporting period that begins after December 15, 2005.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3". This statement replaces APB Opinion No. 20, "Accounting Changes", and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

     The management of the Company does not expect these recent pronouncements to have a material impact on the Company's financial position or results of operations.

3.   CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS
     -------------------------------------------------

     Financial instruments which potentially expose the Company to concentrations of credit risk, consist of cash and accounts receivable as of December 31, 2005 and 2004. The Company performs ongoing evaluations of its cash position and credit evaluations to ensure collections and minimize losses.

     As of December 31, 2005 and 2004, the Company's bank deposits were all placed with banks in the PRC where there is currently no rule or regulation in place for obligatory insurance of bank accounts.

     For the years ended December 31, 2005, 2004 and 2003, all of the Company's sales arose in the PRC. In addition, all accounts receivable as at December 31, 2005 and 2004 also arose in the PRC.

     -------------------------------------------------------------

     Details of the customers accounting for 10% or more of the Company's revenue are as follows:

                                                   Year ended December 31,
                                              ----------------------------------
                                                 2005        2004        2003
                                              ----------  ----------  ----------
          Company A                           $8,040,551  $3,260,321  $   68,512
          Company B                            4,541,396          --          --
          Company C                            5,648,843          --          --
          Company D                            3,804,351          --          --
          Company E                                   --   1,166,144          --

     Details of customers accounting for 10% or more of the Company's accounts receivable are as follows:

                                                               December 31,
                                                          ----------------------
                                                             2005        2004
                                                          ----------  ----------
          Company A                                       $1,084,975  $       --
          Company B                                        1,491,283          --
          Company F                                               --     192,545

4.   INVENTORIES

     Inventories consist of the following:

                                                                December 31,
                                                          ----------------------
                                                             2005        2004
                                                          ----------  ----------
         Raw materials                                    $1,710,158  $2,153,319
         Finished goods                                      315,721     936,953
         Goods in transit                                     29,571          --
         Consumables                                          93,243     116,485
                                                          ----------  ----------

                                                          $2,148,693  $3,206,757
                                                          ==========  ==========

5.   PREPAYMENT AND DEPOSITS
     -----------------------

     Prepayment and deposits consist of the following:

                                                                  December 31,
                                                              ------------------
                                                                2005      2004
                                                              --------  --------
          Utility deposit                                     $ 13,914  $     --
          Purchase deposit for raw materials                   588,405   100,151
          Other                                                  1,735     2,349
                                                              --------  --------

                                                              $604,054  $102,500
                                                              ========  ========

6.   OTHER RECEIVABLES
     -----------------

     Other receivables consist of the following:

                                                                 December 31,
                                                              ------------------
                                                                2005      2004
                                                              --------  --------
         Non-interest bearing, unsecured receivables          $520,853  $  2,410
         Cash advances to staff and salespersons for normal
             business purposes                                 166,966    44,798
         Others                                                  4,559     2,530
                                                              --------  --------

                                                              $692,378  $ 49,738
                                                              ========  ========

7.   PREPAID LAND USE RIGHTS
     -----------------------

     The Company has recorded as prepaid land use rights the costs paid to acquire a long-term interest to utilize the land underlying the property facility. This type of arrangement is common for the use of land in the PRC. The prepaid land use rights are being amortized on the straight-line method over the term of the land use rights of 50 years.

     The expected amortization of the prepaid land use rights over each of the next five years and thereafter are summarized as follows:

     Year ending December 31,
     ------------------------
     2006                                                         $   8,860
     2007                                                             8,860
     2008                                                             8,860
     2009                                                             8,860
     2010                                                             8,860
     Thereafter                                                     389,855
                                                                  ---------

     Total prepaid land use rights as of December 31, 2005        $ 434,155
     Less: Current portion                                           (8,860)
                                                                  ---------

     Long-term portion                                            $ 425,295
                                                                  =========

     Amortization expense was $8,860, $nil and $nil for the years ended December 31, 2005, 2004 and 2003, respectively.

8.   PROPERTY, PLANT AND EQUIPMENT
     -----------------------------

     Property, plant and equipment consist of the following:

                                                            December 31,
                                                      --------------------------
                                                         2005           2004
                                                      -----------   -----------
          Plant and machinery                         $ 1,925,459     1,076,576
          Building                                      3,495,054       663,152
          Motor vehicles                                  155,002        81,848
          Office equipment                                 25,726        11,544
                                                      -----------   -----------

                                                      $ 5,601,241     1,833,120
          Less: Accumulated depreciation and
                  impairment losses                      (729,112)     (118,822)
                                                      -----------   -----------

                                                      $ 4,872,129     1,714,298
                                                      ===========   ===========

     The depreciation expenses on property, plant and equipment were $343,950, $111,361 and $nil for the years ended December 31, 2005, 2004 and 2003, respectively. The impairment loss of plant and machinery was $262,607, $nil and $nil for the years ended December 31, 2005, 2004 and 2003, respectively.

9.   ACCRUED EXPENSES
     ----------------

     Accrued expenses consist of the following:

                                                                December 31,
                                                            --------------------
                                                               2005       2004
                                                            ----------  --------
         Social securities insurance (see note 16(b))       $  179,692  $     --
         Accrued welfare                                       117,557    20,823
         Other operating expenses                              816,184   899,838
                                                            ----------  --------
                                                            $1,113,433  $920,661
                                                            ==========  ========

     The Company accrued staff welfare based on 14% of its payroll, for the purposes of expenditures for the employee facilities and collective welfare of the Company's employees in accordance with the accounting practice generally accepted in the PRC.

10.  OTHER PAYABLES
     --------------

     Other payables consist of the following:

                                                               December 31,
                                                          ----------------------
                                                             2005        2004
                                                          ----------  ----------
         Payables for construction and machinery          $  142,808  $  161,482
         Non-interest bearing, unsecured borrowings
           without fixed repayment date                      867,746     374,496
                                                          ----------  ----------
                                                          $1,010,554  $  535,978
                                                          ==========  ==========

11   OTHER LOANS
     -----------

     Other loans consist of the following:

                                                                          December 31,
                                                                   -------------------------
                                                                       2005         2005
                                                                   -----------   -----------
         24% loans, due in one lump sum extending
           from 2006 to 2008                                       $   526,629   $   165,060
         22% loans, due in one lump sum and fully
           settled in 2005                                                  --        21,687
         20% loans, due in one lump sum extending
           from 2008 to 2009                                            96,753            --
         18% loans, due in one lump sum extending
           from 2008 to 2009                                           187,728            --
         Interest-free loans, due in one lump sum in 2008              198,260        12,651
                                                                   -----------   -----------

         Total other loans                                           1,009,370       199,398
         Less current maturities                                      (267,404)      (74,699)
                                                                   -----------   -----------

         Total long-term loans                                     $   741,966   $   124,699
                                                                   ===========   ===========

     All of the above other loans are unsecured and denominated in Renminbi.

     The maturities of other loans for each of the next five years are as follows:

     Year ending December 31,
     ------------------------
     2006                                                         $  267,404
     2007                                                                 --
     2008                                                            741,966
     2009 and thereafter                                                  --
                                                                  ----------

                                                                  $1,009,370
                                                                  ==========
12.  STATUTORY RESERVES
     ------------------

     As stipulated by the PRC's Company Law and as provided in the Company's VIEs PL and FS's Articles of Association, PL and FS's net income after taxation can only be distributed as dividends after appropriation has been made for the following:


         (i)      Making up cumulative prior years' losses, if any;
         (ii) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital, which is restricted for set off against losses, expansion of production and operation or increase in registered capital;
         (iii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is restricted for capital expenditure for the collective benefits of the Company's employees; and
         (iv) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

     On December 31, 2003, PL and FS established a statutory surplus reserve as well as a statutory common welfare fund and commenced to appropriate 10% and 5%, respectively of the PRC net income after taxation to these reserves. The amounts included in the statutory reserves consisted of surplus reserve of $16,475 and common welfare fund of $8,238 as of December 31, 2005.

13.  INCOME TAXES
     ------------

     The Company is a tax exempted company incorporated in the Cayman Islands and conducts all of its business through its PRC VIEs, PL and FS (see note
     1).

     PL and FS, being registered in the PRC, are subject to PRC's Enterprise Income Tax. Pursuant to the PRC Income Tax Laws, Enterprise Income Taxes ("EIT") is generally imposed at a statutory rate of 33%, which comprises 30% national income tax and 3% local income tax.

     PL has been approved as a new enterprise in an underdeveloped area and granted a tax holiday for the years through 2005.

     FS had accumulated losses of $73,889 and $93,191 as of December 31, 2005 and 2004, respectively. A full valuation allowance has been provided for the deferred tax assets in respect of such losses, as it is more likely than not that such deferred tax assets will not be realized by sufficient future taxable profits

     A reconciliation between the income tax computed at the U.S. statutory rate and the Group's provision for icome tax is as follows:

                                                     2005     2004     2003
                                                    -----    -----    -----
         U.S. statutory rate                           34%      34%      34%
         Foreign income not recognized in the U.S.    (34%)    (34%)    (34%)
         PRC Enterprise Income Tax                     33%      33%      33%
         Tax holiday                                  (33%)    (33%)    (33%)
                                                    -----    -----    -----

         Provision for income tax                      --       --       --
                                                    =====    =====    =====

14.  RELATED PARTY TRANSACTIONS AND ARRANGEMENTS
     -------------------------------------------

(a)  Related party receivables and payables
     --------------------------------------

     Trade accounts receivable and payables arose from sales to and purchases from related companies in the ordinary course of the Company's business.

     Amounts receivable from and payable to related parties are summarized as follows:


                                                               December 31,
                                                          ----------------------
                                                             2005         2004
                                                          ----------  ----------
         Trade receivables:
         ------------------
          Taiyuan Changchi Enterprise (Group) Limited,
                under common control of Mr. Hou Beicang,
                a director of the Company                 $1,512,155  $       --
                                                          ==========  ==========

     -------------------------------------------------------

(a)  Related party receivables and payables (Continued)
     --------------------------------------------------

                                                                                December 31,
                                                                           --------------------
                                                                             2005       2004
                                                                           --------  ----------
         Trade payables:
         ---------------
         Shanxi Haixin Material Company Limited, under common control of
               Mr. Hou Beicang a director of the Company                   $156,167  $       --
         Taiyuan Changchi Enterprise Group Limited, under common control
               of Mr. Hou Beicang, a director of the Company                737,014          --
                                                                           --------  ----------

                                                                           $893,181  $       --
                                                                           ========  ==========
        Amounts due from related parties:
        ---------------------------------
         Taiyuan Changchi Group Enterprise Limited, under common control
               of Mr. Hou Beicang, a director of the Company               $ 12,391  $      --
         Pinglu Changsheng Stainless Steel Material Company Limited, ,
               under control by Mr. Ren Yaoting, a director of PL            34,718         --
         Shanxi Yujing Trading Company Limited, under common control of
               Mr. Hou Beicang, a director of the Company                        --    120,482
         Shanxi Quayue Material Company Limited, under common of Mr. Hou
               Beicang, a director of the Company                                --    120,482
         Mr. Wang Jinseng, a director of FS                                  39,535    120,482
         Mr. Ren Yaoting, a director of PL                                  224,028      1,099

         Mr. Hou Beicang, a director of the Company                         458,973     78,971
                                                                           --------  ---------

                                                                           $769,645  $ 441,516
                                                                           ========  =========
        Amount due to related parties:
        ------------------------------
         Taiyuan Changchi Enterprise Group Limited, under common control
               of Mr. Hou Beicang, a director of the Company               $     --  $ 120,482
         Shanxi Zhenghong Enterprise Limited, under common control of Mr.
               Hou Beicang, a director of the Company                            --    310,571
         Mr. Li Zhenguan, a director of PL                                    8,674     19,787

                                                                           --------  ---------

                                                                           $  8,674  $ 450,840
                                                                           ========  =========

     Balances with related parties represent advances to or loans from the respective related parties, are interest free, unsecured, and have no fixed repayment date. It is expected that the balances will be received or repaid within one year.

14.  RELATED PARTY TRANSACTIONS AND ARRANGEMENTS (continued) Year ended
     ------------------------------------------------------------------

(b)  Other transactions
     ------------------

(i)  Sales to related party:

                                                              December 31,
                                                     -------------------------------
                                                        2005      2004       2003
                                                     ----------  ---------  ---------
         Taiyuan Changchi Enterprise Group Limited,
               under common control of Mr. Hou
               Beicang a director of the Company     $4,563,245  $      --  $      --
                                                     ==========  =========  =========

(ii) Purchases from related parties:

                                                                Year ended December 31,
                                                        ----------------------------------
                                                           2005        2004        2003
                                                        ----------  ----------  ----------
         Taiyuan Changchi Enterprise (Group) Limited,
               under common control of Mr. Hou Beicang,
               a director of the Company                $3,015,317  $       --  $       --
         Pinglu Changsheng Stainless Steel Material
               Company Limited, under control by Mr.
               Ren Yaoting, a director of PL               233,634          --          --
         Shanxi Haixin Material Company Limited, under
               common control of Mr. Hou Beicang, a
               director of the Company                   1,598,771          --          --
         Shanxi Zhenghong Enterprise Limited, under
               common control of Mr. Hou Beicang, a
               director of the Company                   1,588,335     637,626     314,012
                                                        ----------  ----------  ----------

                                                        $6,436,057  $  637,626  $  314,012
                                                        ==========  ==========  ==========

15.  CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS
     ---------------------------------------------------

     The Company's operations are all carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

     The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

16.  COMMITMENTS AND CONTINGENCIES
    ------------------------------

(a)  Operating lease commitments
     ---------------------------

     The Company has entered into tenancy agreements for the lease of plant and machinery. The Company's commitments for minimum lease payments under these non-cancelable operating leases for the next five years and thereafter are as follows:

     Year ending December 31,
     ------------------------
     2006                                                    $       406,434
     2007 and thereafter                                                   -
                                                             ---------------

     Total                                                   $       406,434
                                                             ===============

     Total rental expense for the years ended December 31, 2005, 2004 and 2003 amounted to $862,543, $301,205 and $nil respectively.

(b)  Employee social insurance
     -------------------------

     According to the prevailing laws and regulations of the PRC the Company's PRC VIEs, PL and FS are required to cover its employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, PL and FS do not need to provide all employees with such social insurance.

     In the event that any current or former employee files a complaint with the PRC government, PL and FS may be subject to making up the social insurance as well as administrative fines. As the Company believes that these fines would not be material, no provision has been made in this regard.

17.  SUBSEQUENT EVENTS
     -----------------

(i) On January 5, 2006, Bestlink entered into certain exclusive agreements with both PL and FS and their shareholders. PL and FS hold the licenses and approvals necessary to operate the iron ore refinery businesses in China. Pursuant to these agreements, Bestlink provides exclusive management consulting and other general business operation services to PL and FS in return of a services fee which is equal to 95% of PL and FS's revenue less their operating cost and fees. In addition, PL and FS's shareholders have pledged their equity interests in PL and FS to Bestlink, irrecoverably granted Bestlink an exclusive option to purchase, to the extent permitted under PRC law, all or part of the controlling equity interests in PL and FS and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Bestlink. Through these contractual arrangements, the Company through Bestlink, has the ability to substantially influence PL and FS's daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

     The entering into of those exclusive agreements between Bestlink and PL, FS and their shareholders are considered to be recapitalization of PL and FS. In addition, according to FIN46R, the Company accounts for PL and FS as its variable interest entities and consolidates their results, assets and liabilities. See note 1.

     -----------------

(ii) On April 8, 2006, the Company executed a Merger Agreement (the "Agreement") with Alpha Spacecom, Inc. (the "ASCM"). The Agreement provides for ASCM to issue to EGIG an aggregate of 899,196,930 shares of ASCM Common Stock (representing 90% of all shares outstanding after this merger) in exchange for all of the issued and outstanding securities of the Company ("Merger Transaction").

     The effectiveness of the Agreement is contingent upon several factors, including

         (a) the approval of the Agreement by ASCM's shareholders, as well as the shareholders of the Company.;
         (b) the filing and acceptance of an Amendment with the Nevada Secretary of State to increase the number of ASCM's authorized common shares to 1,000,000,000, par value $0.001 per share and changing ASCM's name to "Beicang Iron & Steel Inc.";
         (c) the filing and acceptance of Articles of Merger, as required under Nevada law;
         (d) the receipt by ASCM of the Company's audited financial statements for its fiscal year ended December 31, 2005, which shall be prepared in accordance with generally accepted accounting principles in the United States; and
         (e) receipt by ASCM of all information required to be included to allow ASCM to file a Form-8-K12G3 (or such other form as may be prescribed by the Securities and Exchange Commission) with the US Securities and Exchange Commission, advising of the merger and change in control of ASCM.

     When the Agreement becomes effective, ASCM's current management will resign their respective positions and be replaced by Messrs. Hou Beicang and Zou Zhendong, who will become directors of ASCM. Mr. Hou Beicang will also assume the positions of ASCM's Chief Executive Officer, President, Chief Financial Officer , Secretary and Treasurer.

     Because the Company's former owners will receive the majority of the voting rights in the combined entity and the Company's senior management will be appointed to represent the majority of the senior management of the combined entity following the Merger Transaction, the Merger Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, ASCM (the legal acquirer) is considered the accounting acquiree and EGIG (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of the Company, with the assets and liabilities, and revenues and expenses, of ASCM being included effective from the date of consummation of the Merger Transaction. ASCM is deemed to be a continuation of the business of the Company. The outstanding stock of ASCM prior to the Merger Transaction will be accounted for at their net book value and no goodwill will be recognized.

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES


                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS


                                                                           Pages

Unaudited Consolidated Balance Sheet                                         2-3

Unaudited Consolidated Statements of Operations
    and Other Comprehensive Income                                             4

Unaudited Consolidated Statements of Changes in Stockholders' Equity           5

Unaudited Consolidated Statements of Cash Flows                                6

Notes to Unaudited Consolidated Financial Statements                        7-23

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                       (Amounts expressed in U.S. Dollars)

                                                     June 30,     December 31,
                                                       2006           2005
                                                    -----------   -----------
                                                    (unaudited)    (audited)
ASSETS
Current assets
Cash and cash equivalents                           $   870,565   $   158,348
Bills receivable                                        740,493     1,622,537
Prepayment and deposits                                 474,697       604,054
Accounts receivable, trade                            5,253,506     3,652,327
Inventories                                           2,271,940     2,148,693
Prepaid land use right                                    9,080         8,860
Other receivables                                       649,292       692,378
Due from related parties                              3,360,468       769,645
                                                    -----------   -----------

Total current assets                                 13,630,041     9,656,842

Property, plant and equipment, net                    4,973,839     4,872,129
Prepaid land use right, net of current portion          431,291       425,295
Construction in progress                                425,859        59,523

Deposits for property, plant and equipment                   --        34,992
                                                    -----------   -----------

Total assets                                        $19,461,030   $15,048,781
                                                    ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Other short-term loans                              $   340,544   $   267,404

Bills payable                                                --     1,553,865
Accounts payable, trade                               4,246,872     3,503,486
Receipts in advance                                       1,452        94,272
Accrued expenses                                      1,902,896     1,113,433
Other payables                                        1,075,105     1,010,554
Value-added tax payable                               1,341,352     1,097,128
Income tax payable                                       30,419            --
Due to related parties                                  377,032         8,674
                                                    -----------   -----------

Total current liabilities                             9,315,672     8,648,816

Other long-term loans                                 3,140,994       741,966
                                                    -----------   -----------

Total liabilities                                    12,456,666     9,390,782
                                                    -----------   -----------
                                       2

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                       (Amounts expressed in U.S. Dollars)

                                                     June 30,     December 31,
                                                       2006           2005
                                                    -----------   -----------
                                                    (unaudited)    (audited)

Commitments and Contingencies (Note 16)

Stockholders' Equity
Common stock, $1 par, 50,000 shares
   authorized, 1,000 issued and paid up                   1,000         1,000
Additional paid-in capital                            5,754,489     5,533,059
Statutory reserves                                      157,189        24,713
Accumulated other comprehensive income                  195,157        30,093
Retained earnings                                       896,529        69,134
                                                    -----------   -----------

Total Stockholders' Equity                            7,004,364     5,657,999
                                                    -----------   -----------

Total Liabilities and Stockholders' Equity          $19,461,030   $15,048,781
                                                    ===========   ===========

   The accompanying notes are an integral part of these financial statements.

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         AND OTHER COMPREHENSIVE INCOME
                       (Amounts expressed in U.S. Dollars)

                                       Three months ended June 30,      Six months ended June 30,
                                      ----------------------------    ----------------------------
                                          2006            2005            2006            2005
                                      ------------    ------------    ------------    ------------
                                      (unaudited)     (unaudited)      (unaudited)     (unaudited)
Revenue                               $  5,798,929    $  7,788,319    $ 11,981,282    $ 12,853,269
Revenue - related parties                4,134,353              --       8,670,691              --
                                      ------------    ------------    ------------    ------------

Total revenue                            9,933,282       7,788,319      20,651,973      12,853,269

Cost of goods sold                      (8,894,936)     (7,030,968)    (17,835,282)    (12,097,320)
                                      ------------    ------------    ------------    ------------

Gross profit                             1,038,346         757,351       2,816,691         755,949
                                      ------------    ------------    ------------    ------------
Operating expenses
Selling expenses                          (554,154)       (172,333)     (1,347,332)       (433,940)
General and administrative expenses       (223,344)       (155,052)       (424,734)       (206,860)
                                      ------------    ------------    ------------    ------------

Total operating expenses                  (777,498)       (327,385)     (1,772,066)       (640,800)
                                      ------------    ------------    ------------    ------------

Profit from operations                     260,848         429,966       1,044,625         115,149
                                      ------------    ------------    ------------    ------------
Other income (expenses)
Gain on by-product sales                    31,658          95,600         148,916         123,247
Sundry income (expenses), net              (47,624)          9,852             499          13,960
Finance costs                             (135,422)             --        (203,891)        (17,318)
                                      ------------    ------------    ------------    ------------

Total other (expenses) income             (151,388)        105,452         (54,476)        119,889
                                      ------------    ------------    ------------    ------------

Profit before income taxes                 109,460         535,418         990,149         235,038

Income taxes                               (30,278)             --         (30,278)             --
                                      ------------    ------------    ------------    ------------

Net profit                                  79,182         535,418         959,871         235,038

Other comprehensive income                 132,515              --         165,064              --
                                      ------------    ------------    ------------    ------------

Comprehensive income                  $    211,697    $    535,418    $  1,124,935    $    235,038
                                      ============    ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGE IN STOCKHOLDERS' EQUITY (unaudited)
                       (Amounts expressed in U.S. Dollars)


                                                                                     Statutory reserves
                                                                                   ----------------------  Accumulated
                                         Common stock                                           Common        other
                                   ----------------------   paid-in     Retained    Surplus     welfare   comprehensive
                                     Shares      Amount     capital     earnings    reserve     reserve       income       Total
                                   ----------  ----------  ----------  ----------  ----------  ----------   ----------   ----------
Balance at December 31, 2005            1,000  $    1,000  $5,533,059  $   69,134  $   16,475  $    8,238   $   30,093   $5,657,999

    Net income                             --          --          --     959,871          --          --           --      959,871
    Contribution by stockholder            --          --     221,430          --          --          --           --      221,430
    Transfer to statutory reserves         --          --          --    (132,476)     88,318      44,158           --           --
    Effect of foreign currency
        translation                        --          --          --          --          --          --      165,064      165,064
                                   ----------  ----------  ----------  ----------  ----------  ----------   ----------   ----------
Balance at June 30, 2006                1,000  $    1,000  $5,754,489  $  896,529  $  104,793  $   52,396   $  195,157   $7,004,364
                                   ==========  ==========  ==========  ==========  ==========  ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Amounts expressed in U.S. Dollars)

                                                   Six months ended June 30,
                                                  --------------------------
                                                      2006           2005
                                                  -----------    -----------
                                                  (unaudited)     (unaudited)
Cash flows from operating activities
Net income                                        $   959,871    $   235,038
Adjustments to reconcile net income to cash
  used in operating activities:
  Depreciation                                        211,762         62,218
  Amortization                                          4,519             --
(Increase) Decrease in assets
  Bills receivable                                    894,736       (414,839)
  Prepayment and deposits                             135,004     (1,749,476)
  Accounts receivable, net                         (1,555,992)    (1,987,055)
  Inventories, net                                   (100,457)      (299,433)
  Other receivables                                    50,045        (48,297)
  Due from related parties                         (2,571,678)     1,099,486
(Decrease) Increase in liabilities:
  Bills payable                                    (1,562,735)            --
  Accounts payable                                    709,506      1,377,513
  Receipts in advance                                 (93,364)       (55,393)
  Accrued expenses                                    774,292        317,251
  Other payables                                       53,802        186,085
  Income tax payble                                    30,278             --
  Value-added tax payable                             225,954       (125,480)
  Due to related parties                              366,562       (149,636)
                                                  -----------    -----------
Net cash used in operating activities              (1,467,895)    (1,552,018)
                                                  -----------    -----------
Cash flows from investing activities
Purchase of plant and equipment                      (497,140)      (293,568)
                                                  -----------    -----------
Net cash used in investing activities                (497,140)      (293,568)
                                                  -----------    -----------
Cash flows from financing activities
Injection of additional paid-in capital               222,035      1,542,623
Increase of  other loans                            2,450,279        867,386
                                                  -----------    -----------
Net cash provided by financing activities           2,672,314      2,410,009
                                                  -----------    -----------
Effect of foreign currency translation                  4,938             --
                                                  -----------    -----------
Net increase in cash and cash equivalents             712,217        564,423

Cash and cash equivalents, beginning of period        158,348        277,921
                                                  -----------    -----------
Cash and cash equivalents, end of period          $   870,565    $   842,344
                                                  ===========    ===========
Supplemental disclosure information
Finance costs paid                                $    93,578    $    13,447
                                                  ===========    ===========
Income tax paid                                            $-    $        --
                                                  ===========    ===========
Major non-cash transactions
Barter sales of finished goods in return of raw
  materials for production                        $   241,693    $        --
                                                  ===========    ===========

   The accompanying notes are an integral part of these financial statements.

              EAST GLORY INVESTMENTS GROUP LIMITED AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE SIX MONTHS PERIODS ENDED JUNE 30, 2006 AND 2005

1.   DESCRIPTION OF BUSINESS AND ORGANIZATION
     ----------------------------------------

     East Glory Investments Group Limited (the "Company" or "EGIG") was incorporated under the laws of the Cayman Islands on July 26, 2005 and holds all of the issued and outstanding share capital of Trinity Link Holdings Limited ("Trinity Link"), which was incorporated under the laws of the British Virgin Islands on August 18, 2005. Trinity Link in turn holds all of the issued and outstanding share capital of Shanxi Bestlink Management Consulting Co. Ltd ("Bestlink"), which was incorporated under the laws of the People's Republic of China ("PRC" or "China") on December 30, 2005. Neither EGIG, Trinity Link nor Bestlink have carried on any substantive operations of their own, except that Bestlink has entered into certain exclusive agreements with Pinglu County Changhong Ferroalloy Co. Ltd. ("PL"), Fanshi County Xinyu Iron Resources Co. Ltd. ("FS") and other relevant parties.

     Located in Pinglu County and Fanshi County respectively in the southern and northern part of Shanxi Province of China, PL and FS engage in the refinery of iron ores. PL produces ferrochromium alloy, whereas FS produces palletized iron that is used in steel manufacturing. Customers of PL and FS include major steel manufacturers in China.

     The majority of the paid-in capital of both PL and FS was funded by the shareholders of EGIG. On January 5, 2006, Bestlink entered into certain exclusive agreements with both PL and FS and their shareholders. PL and FS hold the licenses and approvals necessary to operate the iron ore refinery businesses in China. Pursuant to these agreements, Bestlink provides exclusive management consulting and other general business operation services to PL and FS in return of a services fee which is equal to 95% of PL and FS's revenue less their operational cost and fees. In addition, PL and FS's shareholders have pledged their equity interests in PL and FS to Bestlink, irrevocably granted Bestlink an exclusive option to purchase, to the extent permitted under PRC law, all or part of the controlling equity interests in PL and FS and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Bestlink. Through these contractual arrangements, EGIG, through Bestlink, has the ability to substantially influence PL and FS's daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

     As a result of these contractual arrangements, which obligates EGIG, through Bestlink, to absorb a majority of the risk of loss from PL and FS's activities and enable EGIG, through Bestlink, to receive a majority of its expected residual returns, EGIG accounts for PL and FS as its variable interest entities ("VIE") under FASB Interpretation No. 46(R) ("FIN 46R"), "Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51", because the equity investors in PL and FS do not have the characteristics of a controlling financial interest and EGIG should be considered the primary beneficiary of PL and FS. Accordingly, EGIG consolidates PL and FS's results of operations, assets and liabilities.

     The entering into of those exclusive agreements by Bestlink, PL and FS and their shareholders on January 5, 2006 has been accounted for as recapitalization of PL and FS with no adjustment to the historical basis of the assets and liabilities of PL and FS and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company, Trinity Link and Bestlink had been in existence since the beginning of the earliest period and throughout the whole periods covered by these financial statements. See note 17.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

a.   Basis of presentation and consolidation

     The accompanying unaudited interim consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America.

     The unaudited interim consolidated financial statements include the financial statements of the Company, its subsidiaries, Trinity Link, Bestlink, and its variable interest entities, PL and FS. All significant inter-company transactions and balances between the Company, its subsidiaries and VIEs are eliminated upon consolidation.

     The unaudited interim consolidated financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2005 and the notes thereto.

     In the opinion of the management, the unaudited interim consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 2006 and the results of operations for the six months ended June 30, 2006 and 2005, respectively. Interim results are not necessarily indicative of full year performance because of the impact of seasonal and short-term variations.

b.   Use of estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

c.   Fair values of financial instruments

     The Company values its financial instruments as required by Statement of Financial Accounting Standard (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

     The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, other investments, accounts payable and accruals, and short-term related party borrowings.

     As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

d.   Cash and cash equivalents

     Cash and cash equivalents include cash on hand, demand and time deposits with banks and liquid investments with an original maturity of three months or less.

     -----------------------------------------------------

e.   Accounts and other receivables

     Accounts receivable are recognized and carried at original invoiced amount less an allowance for any doubtful amounts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Company generally does not require collateral from its customers.

     The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectibility of individual balances. In evaluating the collectibility of individual receivable balances, the Company considers many factors, including the age of the balance, the customer's payment history, its current credit-worthiness and current economic trends.

f.   Inventories

     Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to the selling prices after the balance sheet date or to management estimates based on prevailing market conditions. As of June 30, 2006 and December 31, 2005 inventories stated at market which is lower than cost amounted to $nil and $293,790 respectively

g.   Property, plant and equipment

     Property, plant and equipment are recorded at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

     Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets: 10 years for plant and machinery; 20 years for buildings; 10 years for leasehold improvements; 10 years for office equipment; and 10 years for motor vehicles.

h.   Construction in progress

     Construction in progress includes direct costs of construction of factory building. Interest incurred during the period of construction has not been capitalized as such interest is not specifically paid for construction of factory building. Construction in progress is not depreciated until such time as the assets are completed and put into operational use.

     ------------------------------------------------------

i.   Prepaid land use rights

     The Company has recorded as prepaid land use rights the costs paid to acquire a long-term interest to utilize the land underlying the property facility. This type of arrangement is common for the use of land in the PRC. The prepaid land use rights are amortized on the straight-line method over the term of the land use rights of 50 years.

j.   Impairment of long-lived assets

     The Company assesses impairment for property and equipment, construction-in-progress and amortizable intangible assets in accordance with SFAS No. 144, "Accounting for Impairment of Long-Lived Assets to be Disposed Of", which requires an impairment loss to be recognized on long-lived assets when the sum of the expected future cash flows (undiscounted and without interest charges) resulting from the use of the assets and its eventual disposition is less than the carrying amount of the asset. Otherwise, an impairment loss is not recognized. Measurement of the impairment loss for long-lived assets is based on the fair value of the asset.

k.   Comprehensive income

     SFAS No. 130, "Reporting Comprehensive Income", requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company had comprehensive income of $165,064 and $nil for the six-month periods ended June 30, 2006 and 2005, respectively. The comprehensive income for 2006 arose from the changes in foreign currency exchange rates.

l.   Segment information

     SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment - refinery of iron ores, and in one geographical segment - China, as all of the Company's current operations are carried out in China.

m.   Revenue recognition

     Revenues of the Company include sales of products in China. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Sales are presented net of value added tax (VAT). No return allowance is made as products delivered are not normally returnable upon acceptance.

     ------------------------------------------------------

n.   Barter transaction

     Periodically, the Company engages in barter transactions and adopted the provisions of APB 29 - Accounting for Nonmonetary Transactions and SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment to APB Opinion No. 29", in respect of barter transactions after June 15, 2005. Non-monetary transactions are generally recorded at fair value. If such value is not determinable within reasonable limits, the transaction is recognized based on the carrying value of the product or services provided. The amount of revenues recognized for the exchanges of finished goods in return of raw materials for production amounted to $233,631 and $nil for the six months period ended June 30, 2006 and 2005, respectively.

o.   Income taxes

     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

p.   Foreign currency translation

     The Company uses the United States dollars ("U.S. dollars" or "US$") for financial reporting purposes. The Company's subsidiary maintains its books and records in its functional currency, Chinese Renminbi ("RMB"), being the primary currency of the economic environment in which their operations are conducted. In general, the Group translates its assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Adjustments resulting from the translation of the Group's financial statements are recorded as accumulated other comprehensive income.

     Until July 21,  2005,  RMB had been  pegged to US$ at the rate of  RMB8.30:
     US$1.00. On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. In addition, the exchange rate of RMB to US$ was adjusted to RMB8.11: US$1.00 as of July 21, 2005. The People's Bank of China announces the closing price of a foreign currency such as US$ traded against RMB in the inter-bank foreign exchange market after the closing of the market on each working day, which will become the unified exchange rate for the trading against RMB on the following working day. The daily trading price of US$ against RMB in the inter-bank foreign exchange market is allowed to float within a band of +/-0.3% around the unified exchange rate published by the People's Bank of China. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions required submitting a payment application form together with invoices, shipping documents and signed contracts.

     ------------------------------------------------------

p.   Foreign currency translation (Continued)

     The exchange rates used to translate amounts in RMB into US Dollars for the purposes of preparing the consolidated financial statements or otherwise stated in this MD&A were as follows:

                                                     December
                                    June 30, 2006     31, 2005     June 30, 2005
                                   ---------------  -------------  -------------
     Balance sheet items, except   USD0.1252:RMB1   USD0.124:RMB1  USD0.121:RMB1
       for the registered and
       paid-up capital, as of end
       of period/year

     Amounts included in the       USD0.12462:RMB1  USD0.122:RMB1  USD0.121:RMB1
       statement of operations,
       statement of changes in
       stockholders' equity and
       statement of cash flows for
       the period/year ended

     No representation is made that RMB amounts have been, or would be, converted into US$ at the above rates.

q.   Related parties

     Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

r.   Recently issued accounting standards

     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4". SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). This statement requires that idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal year beginning after June 15, 2005.

     ------------------------------------------------------

r.   Recently issued accounting standards (Continued)

     In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67". SFAS No. 152 amends SFAS No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position
     (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". This statement also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005.

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29". SFAS No. 153 amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005.

     In December 2004, The FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment". SFAS No. 123 (revised 2004) is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation". This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees", and its related implementation guidance. This statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognize the cost over the period during which an employee is required to provide service in exchange for the award. A nonpublic entity, likewise, will measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of those instruments. This statement is effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005, or nonpublic entities as of the beginning of the first annual reporting period that begins after December 15, 2005.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3". This statement replaces APB Opinion No. 20, "Accounting Changes", and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

     The management of the Company does not expect these recent pronouncements to have a material impact on the Company's financial position or results of operations.

3.   CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS
     -------------------------------------------------

     Financial instruments which potentially expose the Company to concentrations of credit risk, consist of cash and accounts receivable as of June 30, 2006 and December 31, 2005. The Company performs ongoing evaluations of its cash position and credit evaluations to ensure collections and minimize losses.

     As of June 30, 2006 and December 31, 2005, the Company's bank deposits were all placed with banks in the PRC where there is currently no rule or regulation in place for obligatory insurance of bank accounts.

     For the six-month periods ended June 30, 2006 and June 30, 2005, all of the Company's sales arose in the PRC. In addition, all accounts receivable as of June 30, 2006 and December 31, 2005 also arose in the PRC.

     Details of the customers accounting for 10% or more of the Company's revenue are as follows:

                                                   Six months ended June 30,
                                                     2006             2005
                                                  ----------      -----------
                                                 (unaudited)      (unaudited)

     Company A                                    $8,558,788       $        -
     Company B                                     2,983,379        4,787,378

     Details of customers accounting for 10% or more of the Company's accounts receivable are as follows:

                                                    June 30,       December 31,
                                                     2006             2005
                                                  ----------       ----------
                                                  (unaudited)       (audited)

     Company A                                    $2,439,535       $1,491,283
     Company B                                       803,545        1,084,975

4.   INVENTORIES
     -----------

     Inventories consist of the following:

                                                    June 30,       December 31,
                                                     2006             2005
                                                  ----------       ----------
                                                  (Unaudited)       (audited)

     Raw materials                                $  819,032       $1,710,158
     Finished goods                                  607,639          315,721
     Goods in transit                                721,839           29,571
     Consumables                                     123,430           93,243
                                                  ----------       ----------

                                                  $2,271,490       $2,148,693
                                                  ==========       ==========

5.   PREPAYMENT AND DEPOSITS

     Prepayment and deposits consist of the following:

                                                    June 30,       December 31,
                                                     2006             2005
                                                  ----------       ----------
                                                  (unaudited)       (audited)

     Utility deposit                              $        -       $   13,914
     Purchase deposit for raw materials              360,975          588,405
     Other                                           113,722            1,735
                                                  ----------       ----------
                                                  $  474,697       $  604,054
                                                  ==========       ==========

6.   OTHER RECEIVABLES

     Other receivables consist of the following:

                                                    June 30,       December 31,
                                                     2006             2005
                                                  ----------       ----------
                                                  (unaudited)       (audited)

     Non-interest bearing, unsecured receivables  $   46,600       $  520,853
     Cash advances to staff and
         salespersons for normal business
         purposes                                    577,843          166,966
     Others                                           24,849            4,559
                                                  ----------       ----------
                                                  $  649,292       $  692,378
                                                  ==========       ==========

7.   PREPAID LAND USE RIGHTS
     -----------------------

     The Company has recorded as prepaid land use rights the costs paid to acquire a long-term interest to utilize the land underlying the property facility. This type of arrangement is common for the use of land in the PRC. The prepaid land use rights are being amortized on the straight-line method over the term of the land use rights of 50 years.

     The expected amortization of the prepaid land use rights over each of the next five years and thereafter are summarized as follows:

     Year ending June 30,                                           (unaudited)
     --------------------
     2007                                                           $     9,080
     2008                                                                 9,080
     2009                                                                 9,080
     2010                                                                 9,080
     2011                                                                 9,080
     Thereafter                                                         394,971
                                                                    -----------

     Total prepaid land use rights as of June 30, 2006              $   440,371
     Less: Current portion                                               (9,080)
                                                                    -----------

     Long-term portion                                              $   431,291
                                                                    ===========

     Amortization expense was $4,519 and $nil for the six-month periods ended June 30, 2006 and 2005, respectively.

8.   PROPERTY, PLANT AND EQUIPMENT
     -----------------------------

     Property, plant and equipment consist of the following:

                                                    June 30,       December 31,
                                                     2006             2005
                                                  ----------       ----------
                                                  (unaudited)       (audited)

     Plant and machinery                          $2,183,244       $1,925,459
     Building                                      3,538,040        3,495,054
     Motor vehicles                                  179,871          155,002
     Office equipment                                 30,485           25,726
                                                  ----------       ----------

                                                  $5,931,640       $5,601,241
     Less: Accumulated depreciation
        and impairment losses                       (957,801)        (729,112)
                                                  ----------       ----------
                                                  $4,973,839       $4,872,129
                                                  ==========       ==========

     The depreciation expenses on property, plant and equipment were $211,762 and $62,218 for the six-month periods ended June 30, 2006 and 2005, respectively.

9.   ACCRUED EXPENSES
     ----------------

     Accrued expenses consist of the following:

                                                    June 30,       December 31,
                                                     2006             2005
                                                  ----------       ----------
                                                  (unaudited)       (audited)

     Social securities insurance (see note 16)    $  181,559       $  179,692
     Accrued welfare                                  96,935          117,557
     Other operating expenses                      1,624,402          816,184
                                                  ----------       ----------

                                                  $1,902,896       $1,113,433
                                                  ==========       ==========

     The Company accrued staff welfare based on 14% of its payroll, for the purposes of expenditures for the employee facilities and collective welfare of the Company's employees in accordance with the accounting practice generally accepted in the PRC.


10.  OTHER PAYABLES
     --------------

     Other payables consist of the following:

                                                    June 30,       December 31,
                                                     2006             2005
                                                  ----------       ----------
                                                  (unaudited)       (audited)

     Payables for construction and machinery      $  168,416       $  142,808
     Non-interest bearing, unsecured
         borrowings without fixed
         repayment date                              906,689          867,746
                                                  ----------       ----------

                                                  $1,075,105       $1,010,554
                                                  ==========       ==========

11.  OTHER LOANS
     -----------

     Other loans consist of the following:

                                                    June 30,       December 31,
                                                     2006             2005
                                                  ----------       ----------
                                                  (unaudited)       (audited)

     24% loans, due in one lump sum extending
        from 2006 to 2008                         $  372,470      $   526,629
     20% loans, due in one lump sum extending
        from 2008 to 2009                            274,290           96,753
     18% loans, due in one lump sum extending
        from 2008 to 2009                            193,434          187,728
     15% loans, due in one lump sum extending
        from 2006 to 2009                          2,434,514                -
     11% loans, due in one lump sum in 2006           62,600                -
     Interest-free loans, due in one
        lump sum in 2008                             144,230          198,260
                                                  ----------       ----------

     Total other loans                             3,481,538        1,009,370

     Less current maturities                        (340,544)        (267,404)
                                                  ----------       ----------
     Total long-term loans                        $3,140,994       $  741,966
                                                  ==========       ==========

     All of the above other loans are unsecured and denominated in Renminbi.

     The maturities of other loans for each of the next five years are as follows:

     Year ending June 30,
     --------------------
        2007                                                       $  340,544
        2008                                                          382,838
        2009                                                        2,758,156
        2010                                                                -
        2011                                                                -
        Thereafter                                                          -
                                                                   ----------

                                                                   $3,481,538
                                                                   ==========

12.  STATUTORY RESERVES
     ------------------

     As stipulated by the PRC's Company Law and as provided in the Company's VIEs' PL and FS's Articles of Association, PL and FS's net income after taxation can only be distributed as dividends after appropriation has been made for the following:

          (i)  Making up cumulative prior years' losses, if any;
          (ii) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital, which is restricted for set off against losses, expansion of production and operation or increase in registered capital;
          (iii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is restricted for capital expenditure for the collective benefits of the Company's employees; and
          (iv) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

     On December 31, 2003, PL and FS established a statutory surplus reserve as well as a statutory common welfare fund and commenced to appropriate 10% and 5%, respectively of the PRC net income after taxation to these reserves. The amounts included in the statutory reserves consisted of surplus reserve of $104,793 and $16,475 and common welfare fund of $52,396 and $8,238 as of June 30, 2006 and December 31, 2005, respectively.


13.  INCOME TAXES
     ------------

     The Company is a tax exempted company incorporated in the Cayman Islands and conducts all of its business through its PRC VIEs, PL and FS (see note
     1).

     PL and FS, being registered in the PRC, are subject to PRC's Enterprise Income Tax. Pursuant to the PRC Income Tax Laws, Enterprise Income Taxes ("EIT") is generally imposed at a statutory rate of 33%, which comprises 30% national income tax and 3% local income tax. However, PL has been approved as a new enterprise in an underdeveloped area and granted a tax holiday for the years up to 2006.

     Significant components of the provision for income taxes for the six months ended June 30, 2006 and 2005 are as follows:

                                                   Six months ended June 30,
                                                     2006             2005
                                                  ----------       ----------


     Current PRC income tax expenses:
         Enterprise Income Tax                    $   30,278       $        -
                                                  ==========       ==========

     A reconciliation between the income tax computed at the U.S. statutory rate and the Group's provision for income tax is as follows:

                                                     2006             2005
                                                  ----------       ----------

     U.S. statutory rate                              34%              34%
     Foreign income not recognized in the U.S.       (34%)            (34%)
     PRC Enterprise Income Tax                        33%              33%
     Tax holiday granted to a VIE                    (28%)            (33%)
     Other                                            (2%)              -
                                                 -----------       ----------

     Provision for income tax                          3%               -
                                                 ===========       ==========

14.  RELATED PARTY TRANSACTIONS AND ARRANGEMENTS
     -------------------------------------------

(a) Related party receivables and payables

     Trade accounts receivable from and payable to related parties arose from sales to and purchases from those related companies in the ordinary course of the Company's business.

     Amounts receivable from and payable to related parties are summarized as follows:

                                                    June 30,       December 31,
                                                     2006             2005
                                                  ----------       ----------
                                                  (unaudited)       (audited)

    Trade receivables:
    Taiyuan Changchi Enterprise (Group) Limited,
      under common control of Mr. Hou Beicang,
      a director of the Company                   $2,439,535       $1,512,155
                                                  ==========       ==========

    Trade payables:
    Taiyuan Changchi Enterprise (Group) Limited,
      under common control of Mr. Hou Beicang,
      a director of the Company                   $  339,586       $  737,014
    Shanxi Haixin Material Trading Company
      Limited, under common control of Mr. Hou
      Beicang, a director of the Company             157,789          156,167
                                                  ----------       ----------
                                                  $  497,375       $  893,181
                                                  ==========       ==========

                                                    June 30,       December 31,
                                                     2006             2005
                                                  ----------       ----------
                                                  (unaudited)       (audited)

    Other loan:
    Pinglu Changsheng Stainless Steel Material
      Company Limited, under control of Mr.
      Ren Yaoting, a director of PL               $1,411,190       $        -
      Mr. Hou Beicang, a director of the Company     673,523                -
                                                  ----------       ----------
                                                  $2,084,713       $        -
                                                  ==========       ==========

     Other loan from related party represents advance from related party to finance the Company's daily operation. The other loan bears interest at 15% per annum, is unsecured and repayable on March 16, 2009.

     -------------------------------------------------------

                                                    June 30,       December 31,
                                                     2006             2005
                                                  ----------       ----------
                                                  (unaudited)       (audited)

    Amounts due from related parties:
    Taiyuan Changchi Enterprise (Group) Limited,
      under common control of Mr. Hou Beicang,
      a director of the Company                   $        -       $   12,391
    Pinglu Changsheng Stainless Steel Material
      Company Limited, under control by Mr. Ren
      Yaoting, a director of PL                      910,318           34,718
    Shanxi Yujing Trading Company Limited,
      under common control of Mr. Hou Beicang,
      a director of the Company                            -                -
    Shanxi Quayue Material Company Limited, under
      common of Mr. Hou Beicang, a director of
      the Company                                          -                -
    Mr. Wang Jinseng, a director of FS                     -           39,535
    Mr. Ren Yaoting, a director of PL                579,741          224,028
    Mr. Hou Beicang, a director of the Company     1,870,409          458,973
                                                  ----------       ----------
                                                  $3,360,468       $  769,645
                                                  ==========       ==========

    Amount due to related parties:
    -----------------------------
    Taiyuan Changchi Enterprise (Group) Limited,
      under common control of Mr. Hou Beicang,
      a director of the Company                   $  377,032       $        -
    Mr. Li Zhenguan, a director of PL                      -            8,674
                                                  ----------       ----------
                                                  $  377,032       $    8,674
                                                  ==========       ==========

     Balances with related parties represent advances to or loans from the respective related parties, are interest free, unsecured, and have no fixed repayment date. It is expected that the balances will be received or repaid within one year.

(b)  Other transactions
     ------------------

(i)  Sales to related parties:
     ------------------------

                                                   Six months ended June 30,
                                                     2006             2005
                                                  ----------       ----------
                                                  (unaudited)     (unaudited)

    Taiyuan Changchi Enterprise (Group) Limited,
      under common control of Mr. Hou Beicang
      a director of the Company                   $8,558,788       $        -
    Pinglu Changsheng Stainless Steel Material
      Company Limited, under control of Mr. Ren
      Yaoting, a director of PL                      111,903                -
                                                  ----------       ----------

                                                  $8,670,691       $        -
                                                  ==========       ==========

     -------------------------------------------------------

(ii) Purchases from related parties:
     -------------------------------
                                                   Six months ended June 30,
                                                     2006             2005
                                                  ----------       ----------
                                                  (unaudited)     (unaudited)

    Taiyuan Changchi Enterprise (Group) Limited,
      under common control of Mr. Hou Beicang
      a director of the Company                   $5,596,365       $        -
                                                  ==========       ==========

15.  CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS
     ---------------------------------------------------

     The Company's operations are all carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

     The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

16.  COMMITMENTS AND CONTINGENCIES
     -----------------------------

     Employee social insurance

     According to the prevailing laws and regulations of the PRC the Company's PRC VIEs, PL and FS are required to cover its employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, PL and FS do not need to provide all employees with such social insurance.

     In the event that any current or former employee files a complaint with the PRC government, PL and FS may be subject to making up the social insurance as well as administrative fines. As the Company believes that these fines would not be material, no provision has been made in this regard.

17.  SUBSEQUENT EVENTS
     -----------------

     On April 8, 2006, the Company executed a Merger Agreement (the "Agreement") with Alpha Spacecom, Inc. (the "ASCM"). The Agreement provides for ASCM to issue to EGIG an aggregated of 899,196,930 shares of ASCM Common Stock (representing 90% of all shares outstanding after this merger) in exchange for all of the issued and outstanding securities of the Company ("Merger Transaction").

     The effectiveness of the Agreement is contingent upon several factors, including

     (a) the approval of the Agreement by ASCM's shareholders, as well as the shareholders of the Company.;

     (b) the filing and acceptance of an Amendment with the Nevada Secretary of State to increase the number of ASCM's authorized common shares to 1,000,000,000, par value $0.001 per share and changing ASCM's name to "Beicang Iron & Steel Inc.";

     (c) the filing and acceptance of Articles of Merger, as required under Nevada law;

     (d) the receipt by ASCM of the Company's audited financial statements for its fiscal year ended December 31, 2005, which shall be prepared in accordance with generally accepted accounting principles in the United States; and

     (e) receipt by ASCM of all information required to be included to allow ASCM to file a Form-8-K12G3 (or such other form as may be prescribed by the Securities and Exchange Commission) with the US Securities and Exchange Commission, advising of the merger and change in control of ASCM.

     When the Agreement becomes effective, ASCM's current management will resign their respective positions and be replaced by Messrs. Hou Beicang and Zou Zhendong, who will become directors of ASCM. Mr. Hou Beicang will also assume the positions of ASCM's Chief Executive Officer, President, Chief Financial Officer , Secretary and Treasurer.

     Because the Company's former owners will receive the majority of the voting rights in the combined entity and the Company's senior management will be appointed to represent the majority of the senior management of the combined entity following the Merger Transaction, the Merger Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, ASCM (the legal acquirer) is considered the accounting acquiree and EGIG (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of the Company, with the assets and liabilities, and revenues and expenses, of ASCM being included effective from the date of consummation of the Merger Transaction. ASCM is deemed to be a continuation of the business of the Company. The outstanding stock of ASCM prior to the Merger Transaction will be accounted for at their net book value and no goodwill will be recognized.

                      ALPHA SPACECOM, INC. AND SUBSIDIARIES
                Successor to East Glory Investments Group Limited
                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 2006


                                                  Historical   Historical     Pro Forma      Pro Forma
                                                    ALPHA          EGIG     Adjustments (1)   Combined
                                                  ----------   -----------  --------------   -----------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                         $       --   $   870,565                   $   870,565
Bills and accounts receivable, trade                      --     5,993,999                     5,993,999
Prepayment and deposits                                   --       474,697                       474,697
Other receivables                                         --       649,292                       649,292
Inventories                                               --     2,271,940                     2,271,940
Prepaid land use rights                                   --         9,080                         9,080
Due from related parties                                  --     3,360,468                     3,360,468
                                                  ----------   -----------                   -----------

 Total current assets                                     --     3,630,041                    13,630,041

Property, plant and equipment, net                        --     4,973,839                     4,973,839
Construction in progress                                  --       425,859                       425,859
Prepaid land use rights, net of current portion           --       431,291                       431,291
Deposits for property, plant and equipment                --            --                            --
                                                  ----------   -----------                   -----------

 Total assets                                     $       --   $19,461,030                   $19,461,030
                                                  ==========   ===========                   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)
CURRENT LIABILITIES
Other short-term loans                            $        -   $   340,544                   $   340,544
Bills and accounts payable, trade                          -     4,246,872                     4,246,872
Receipts in advance                                        -         1,452                         1,452
Accrued liabilities                                  451,336     1,902,896                     2,354,232
Other payables                                             -     1,075,105                     1,075,105
Due to related parties                             1,676,194       377,032                     2,053,226
Income tax payable                                         -        30,419                        30,419
Value added tax payable                                    -     1,341,352                     1,341,352
                                                  ----------   -----------  --------------   -----------
 Total current liabilities                         2,127,530     9,315,672                    11,443,202
                                                  ----------   -----------  --------------   -----------
NON-CURRENT LIABILITIES
Other long-term loans                                      -     3,140,994                     3,140,994
                                                  ----------   -----------  --------------   -----------
 Total liabilities                                 2,127,530    12,456,666                    14,584,196
                                                  ----------   -----------  --------------   -----------


                                                  Historical   Historical     Pro Forma      Pro Forma
                                                    ALPHA          EGIG     Adjustments (1)   Combined
                                                  ----------   -----------  --------------   -----------
STOCKHOLDERS' EQUITY / (DEFICIT)
Preferred stock - Series A                                23             -                            23
Preferred stock - Series B                                 -             -                             -
Common stock                                          99,869         1,000      899,197 (2)      999,066
                                                                                 (1,000)(2)
Common stock subscribed                              (50,000)            -                       (50,000)
Additional paid-in capital                           343,799     5,754,489   (3,419,418)(2)    2,678,870
Statutory reserves                                         -       157,189                       157,189
Retained earnings (Accumulated deficit)           (2,521,221)      896,529    2,521,221 (2)      896,529
Accumulated other comprehensive income                     -       195,157                       195,157
                                                  ----------   -----------  --------------   -----------
 Total stockholders' equity / (deficit)           (2,127,530)    7,004,364                     4,876,834
                                                  ----------   -----------  --------------   -----------
 Total liabilities and stockholders' equity       $        -   $19,461,030                   $19,461,030
                                                  ==========   ===========                   ===========

     See notes to unaudited pro forma condensed financial statements.

                      ALPHA SPACECOM, INC. AND SUBSIDIARIES
               Successor to East Glory Investments Group Limited
 PRO FORMA COMBINED STATEMENT OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 2005

                                                  Historical   Historical     Pro Forma      Pro Forma
                                                    ALPHA          EGIG     Adjustments (1)   Combined
                                                  ----------   -----------  --------------   -----------
SALES                                             $        -   $34,944,732                   $34,944,732

COST OF SALES                                              -   (32,935,217)                  (32,935,217)
                                                  ----------   -----------  --------------   -----------
GROSS PROFIT                                               -     2,009,515                     2,009,515

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                           (162,398)   (1,293,192)                   (1,455,590)

LOSS ON IMPAIRMENT OF PLANT AND
  EQUIPMENT                                                -      (262,602)                     (262,602)
                                                  ----------   -----------  --------------   -----------

INCOME FROM OPERATIONS                              (162,398)      453,721                       291,323

OTHER INCOME (EXPENSES), net                               -       (54,271)                      (54,271)
                                                  ----------   -----------  --------------   -----------
INCOME / (LOSS) BEFORE INCOME
  TAXES                                             (162,398)      399,450                       237,052

PROVISION FOR INCOME TAXES                                 -             -                             -
                                                  ----------   -----------  --------------   -----------

NET INCOME / (LOSS)                                 (162,398)      399,450                       237,052

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment                    -        30,093                        30,093
                                                  ----------   -----------  --------------   -----------

COMPREHENSIVE INCOME                              $ (162,398)  $   429,543                   $   267,145
                                                  ==========   ===========                   ===========
EARNINGS PER SHARE
       - Basic                                                 $     0.000  (3)              $     0.000
                                                               ===========                   ===========
       - Diluted                                               $     0.000                   $     0.000
                                                               ===========                   ===========
Weighted average number of shares
       - Basic                                                 899,196,930  (4)              999,084,696
                                                               ===========                   ===========
       - Diluted                                               899,196,930                   999,314,696
                                                               ===========                   ===========

        See notes to unaudited pro forma condensed financial statements.

                      ALPHA SPACECOM, INC. AND SUBSIDIARIES
                Successor to East Glory Investments Group Limited
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   AND OTHER COMPREHENSIVE INCOME (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 2006

                                                  Historical   Historical     Pro Forma      Pro Forma
                                                    ALPHA          EGIG     Adjustments (1)   Combined
                                                  ----------   -----------  --------------   -----------
SALES                                             $        -   $20,651,973                   $20,651,973

COST OF SALES                                              -   (17,835,282)                  (17,835,282)
                                                  ----------   -----------  --------------   -----------
GROSS PROFIT                                               -     2,816,691                     2,816,691

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                           (106,021)   (1,772,066)                   (1,878,087)
                                                  ----------   -----------  --------------   -----------

INCOME FROM OPERATIONS                              (106,021)    1,044,625                       938,604

OTHER INCOME (EXPENSES), net                               -       (54,476)                      (54,476)
                                                  ----------   -----------  --------------   -----------

INCOME / (LOSS) BEFORE INCOME TAXES                 (106,021)      990,149                       884,128

PROVISION FOR INCOME TAXES                                 -       (30,278)                      (30,278)
                                                  ----------   -----------  --------------   -----------

NET INCOME / (LOSS)                                 (106,021)      959,871                       853,850

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment                    -       165,064                       165,064
                                                  ----------   -----------  --------------   -----------

COMPREHENSIVE INCOME                              $ (106,021)  $ 1,124,935                   $ 1,018,914
                                                  ==========   ===========                   ===========
EARNINGS PER SHARE
    - Basic                                                    $     0.001   (3)             $     0.001
                                                               ===========                   ===========
    - Diluted                                                  $     0.001                   $     0.001
                                                               ===========                   ===========

Weighted average number of shares
    - Basic                                                    899,196,930   (4)             999,084,696
                                                               ===========                   ===========
    - Diluted                                                  899,196,930                   999,314,696 (5)
                                                               ===========                   ===========

          Notes to Unaudited Pro Forma Condensed Financial Statements.

(1) Because EGIG's former owners have received the majority voting rights in the combined entity and EGIG's senior management has been appointed to represent the majority of the senior management of the combined entity following the Merger Transaction, the Merger Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Alpha Spacecom Inc. ("ALPHA", the legal acquirer) is considered the accounting acquiree and EGIG (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of EGIG, with the assets and liabilities, and revenue and expenses, of ALPHA being included effective from the date of consummation of the Merger Transaction. ALPHA is deemed to be a continuation of the business of EGIG, The outstanding stock of ALPHA prior to the Merger Transaction will be accounted for at their net book value and no goodwill will be recognized.

(2) Reflects the issuance of 899,196,930 shares of Common Stock by ALPHA (as legal acquirer) for the reverse acquisition of all issued and outstanding shares of capital stock of EGIG (as legal acquiree, but accounting acquirer), and the elimination the pre-acquisition losses of ALPHA (as accounting acquiree)

(3) The historical earnings per share is computed based on the historical income of EGIG as EGIG is considered the accounting acquirer and thus the predecessor.

(4) The weighted average number of shares used for computing the historical earnings per share is based on the number of shares issued in the reverse acquisition of EGIG by ALPHA.

(5) Includes the dilutive effect of 23,000 shares of 7.0% Preferred Stock - Series A of par $.001 of ALPHA, each of which is convertible into one shares of common stock for no further consideration.